UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________________

SCHEDULE 14A INFORMATION

_________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.            )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

JASPER THERAPEUTICS, INC.
(Name of Registrant as Specified in Its Charter)

______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT DATED OCTOBER 9, 2026 — SUBJECT TO COMPLETION

JASPER THERAPEUTICS, INC.
2200 Bridge Pkwy Suite #102
Redwood City, CA 94065

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held at 10:00a.m. Pacific Time on November [__], 2026

Dear Stockholders of Jasper Therapeutics, Inc.:

We cordially invite you to attend a special meeting of stockholders (the “Special Meeting”) of Jasper Therapeutics, Inc., a Delaware corporation (the “Company” or “Jasper”), which will be held virtually on November [__], 2026 at 10:00 a.m. Pacific Time via live audio webcast on the Internet at https://www.cstproxy.com/jaspertherapeutics/sms2026, for the following purposes, as more fully described in the accompanying proxy statement:

(1)    To approve, for purposes of Nasdaq Listing Rules 5635(a) and 5635(b), the issuance of shares of the Company’s voting common stock, par value $0.0001 per share (the “Common Stock”), upon conversion of the Company’s non-voting convertible preferred stock (the “Preferred Stock”) issued in connection with the acquisition of Kira Pharmaceuticals, Inc. (“Kira”) pursuant to the Agreement and Plan of Merger, dated July 16, 2026, by and among the Company, Kira and Kira Holdco Inc., a Delaware corporation and a wholly owned subsidiary of the Company (the “Merger Conversion Proposal”);

(2)    To approve, for purposes of Nasdaq Listing Rule 5635(d), the issuance of shares of Common Stock upon conversion of the Preferred Stock issued to purchasers pursuant to a securities purchase agreement in a private placement transaction (the “PIPE Conversion Proposal”);

(3)    To ratify the appointment of Patrick Crutcher to the Company’s board of directors (the “Director Ratification Proposal”); and

(4)    To consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Merger Conversion Proposal, the PIPE Conversion Proposal, or the Director Ratification Proposal (the “Adjournment Proposal”).

In order to provide expanded access to our stockholders, the board of directors of the Company (the “Board”) has determined to hold a live audio webcast in lieu of an in-person meeting. You will be able to vote and submit your questions during the meeting at https://www.cstproxy.com/jaspertherapeutics/sms2026. The virtual-only approach also lowers costs and aligns with our broader sustainability goals. Although no physical in-person meeting will be held, we designed the format of the Special Meeting to ensure that our stockholders of record who attend the Special Meeting will be afforded similar rights and opportunities to participate as they would at an in-person meeting. As always, we encourage you to vote your shares prior to the Special Meeting either by Internet or by proxy card to help make this meeting format as efficient as possible.

The Board has fixed the close of business on September 28, 2026 as the record date for the Special Meeting. Only stockholders of record on September 28, 2026 are entitled to notice of and to vote at the Special Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

On or about October 25, 2026, we will mail to our stockholders of record our proxy statement for the Special Meeting (the “Proxy Statement”) and the accompanying proxy card. The Proxy Statement can be accessed directly at the following Internet address: https://www.cstproxy.com/jaspertherapeutics/sms2026. All you have to do is enter the control number located on your proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Special Meeting, we urge you to submit your vote via the Internet or mail as soon as possible to ensure that your shares are represented. For additional instructions on voting by the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the Special Meeting and to vote your shares at the Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Special Meeting, you must obtain a proxy issued in your name from that record holder.

If you have any questions or need assistance voting your shares, please contact:

Alliance Advisors, LLC
150 Clove Road, Suite 400
Little Falls, NJ 07424
Shareholders Call Toll-Free: 1-866-206-8305
Email: JSPR@allianceadvisors.com

Jasper Therapeutics, Inc.
2200 Bridge Pkwy Suite #102
Redwood City, CA 94065
Attention: Corporate Secretary
(650) 549-1400
IR@jaspertherapeutics.com

We appreciate your continued support of Jasper.

By order of the Board of Directors,
/s/ Jeet Mahal
Jeet Mahal
President, Chief Executive Officer and Director
Redwood City, CA
October 9, 2026

i

JASPER THERAPEUTICS, INC.

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

This proxy statement (this “Proxy Statement”) and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors (our “Board”) for use at the Special Meeting of Stockholders (the “Special Meeting”) of Jasper Therapeutics, Inc., a Delaware corporation (the “Company”, “Jasper”, “we”, “us” and “our”), and any postponements, adjournments or continuations thereof. The Special Meeting will be held virtually on November [__], 2026, at 10:00 a.m. Pacific Time via live audio webcast. The Proxy Statement and accompanying proxy card are first being mailed on or about October 26, 2026 to all stockholders entitled to vote at the Special Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.

At a special meeting of stockholders held on September 30, 2026 (the “September Special Meeting”), the Company’s stockholders approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of our voting common stock, par value $0.0001 per share (the “Common Stock”), at a ratio within a range of 1-for-15 to 1-for-35 to be determined by the Board (the “Reverse Stock Split”). As of the date of this Proxy Statement, the Board has not effected the Reverse Stock Split or selected a ratio. If effected, the Reverse Stock Split would not change the number of shares of Common Stock authorized for issuance under our charter. Except for adjustments resulting from the treatment of fractional shares, the Reverse Stock Split, if effected, would not change any stockholder’s percentage ownership of the Company, because all share counts would be reduced proportionately. Unless otherwise indicated, we have not adjusted any references to Common Stock, warrants, options, share data, per-share data and related information contained in this Proxy Statement to reflect the effect of the Reverse Stock Split. See the “Note Regarding the Reverse Stock Split and Share Amounts” section of this Proxy Statement for more information.

What matters am I voting on?

You will be voting on:

•        the approval, for purposes of the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”) (the “Nasdaq Listing Rules”), including Nasdaq Listing Rules 5635(a) and 5635(b), of the issuance of shares of Common Stock upon conversion of the Company’s non-voting convertible preferred stock (the “Preferred Stock”) issued in connection with the acquisition of Kira Pharmaceuticals, Inc. (“Kira”) pursuant to the Agreement and Plan of Merger, dated July 16, 2026 (the “Merger Agreement”), by and among the Company, Kira and Kira Holdco Inc., a Delaware corporation and a wholly owned subsidiary of the Company (the “Merger”) (the “Merger Conversion Proposal”);

•        the approval, for purposes of Nasdaq Listing Rule 5635(d), of the issuance of shares of Common Stock upon conversion of the Preferred Stock issued to purchasers pursuant to a securities purchase agreement in a private placement transaction (the “Financing”) (the “PIPE Conversion Proposal”);

•        the ratification of the appointment of Patrick Crutcher to the Board (the “Director Ratification Proposal”); and

•        the approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Merger Conversion Proposal, the PIPE Conversion Proposal or the Director Ratification Proposal (the “Adjournment Proposal”).

How does the board of directors recommend I vote on these proposals?

Our Board recommends a vote:

•        “FOR” the Merger Conversion Proposal;

•        “FOR” the PIPE Conversion Proposal;

•        “FOR” the Director Ratification Proposal;

•        “FOR” the Adjournment Proposal.

This Proxy Statement includes unaudited pro forma condensed combined financial information illustrating the effect of the Merger and the related transactions. See “Appendix A — Unaudited Pro Forma Condensed Combined Financial Information” in this Proxy Statement. Additional financial information regarding the Merger and related transactions can be found in the “Description of the Transactions” section of this Proxy Statement and in the reports we file with the SEC, as described under “Where You Can Find Additional Information” below.

Are stockholders being asked to vote on the Merger Agreement or the Merger described herein?

No. The Merger was completed on July 16, 2026 and we are not required to seek, nor are we seeking, stockholder approval of the Merger or the Merger Agreement (as defined below). For purposes of complying with the Nasdaq Listing Rules, we are seeking stockholder approval of the issuance of shares of Common Stock upon conversion of the Preferred Stock issued in connection with the Merger, as well as the issuance of shares of Common Stock upon conversion of the PIPE Preferred (as defined under “Description of the Transactions”) issued in the Financing. The Company and Kira (as defined below) discussed various potential transaction structures and, due to the desire of both parties to consummate the Merger at the earliest possible time, the Board approved a transaction structure that did not require the approval of the stockholders of the Company for the consummation of the Merger. For more information about the Merger, see the sections entitled “Description of the Transactions,” and “Appendix A — Unaudited Pro Forma Condensed Combined Financial Information” in this Proxy Statement.

What if another matter is properly brought before the Special Meeting?

Our Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Who is entitled to vote?

Holders of our Common Stock as of the close of business on September 28, 2026, the record date for the Special Meeting (the “Record Date”), may vote at the Special Meeting. As of the Record Date, there were 33,274,561 shares of Common Stock outstanding, all of which are shares of voting Common Stock. Each share of Common Stock is entitled to one vote on each proposal.

Registered Stockholders.    If shares of our Common Stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and this Proxy Statement and the accompanying proxy card was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, vote live at the Special Meeting, or vote by proxy through the Internet. Throughout this Proxy Statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders.    If shares of our Common Stock are held on your behalf in a brokerage account or by a bank, dealer, custodian or other similar organization acting as nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and this Proxy Statement was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other agent as to how to vote your shares. Beneficial owners are also invited to attend the Special Meeting. However, since a beneficial owner is not the stockholder of record, you should follow your broker’s, bank’s or other agent’s procedures for obtaining a legal proxy to vote your shares of our Common Stock live at the Special Meeting. If you request a printed copy of our proxy materials by mail, your broker, bank or other agent will provide a voting instruction form for you to use. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank or other agent as “street name stockholders.”

How many votes are needed for approval of each proposal?

•        Proposal No. 1:    The approval of the Merger Conversion Proposal requires the affirmative vote of a majority of the shares of our Common Stock present in person or by remote communication, if applicable, or represented by proxy at the Special Meeting and entitled to vote thereon. Stockholder abstentions are considered shares present and entitled to vote on this proposal and thus will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal. The shares of Common Stock issued pursuant to the Merger Agreement are not entitled to vote on this proposal, and the Preferred Stock is non-voting.

•        Proposal No. 2:    The approval of the PIPE Conversion Proposal requires the affirmative vote of a majority of the shares of our Common Stock present in person or by remote communication, if applicable, or represented by proxy at the Special Meeting and entitled to vote thereon. Stockholder abstentions are considered shares present and entitled to vote on this proposal and thus will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal. The PIPE Preferred is non-voting and is not entitled to vote on this proposal.

•        Proposal No. 3:    The approval of the Director Ratification Proposal requires the affirmative vote of a majority of the shares of our Common Stock present in person or by remote communication, if applicable, or represented by proxy at the Special Meeting and entitled to vote thereon. Stockholder abstentions are considered shares present and entitled to vote on this proposal and thus will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

•        Proposal No. 4:    The approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares of our Common Stock present in person or by remote communication, if applicable, or represented by proxy at the Special Meeting and entitled to vote thereon. Stockholder abstentions are considered shares present and entitled to vote on this proposal and thus will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

What are the effects of abstentions, withheld votes and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares or withholds votes as to a particular proposal, or if a broker, bank or other agent holding its customer’s shares of record causes abstentions or withheld votes to be recorded for shares, these shares will be considered present and entitled to vote at the Special Meeting. As a result, abstentions and withheld votes will be counted for purposes of determining the presence or absence of a quorum. Because each of Proposals Nos. 1 through 4 requires the affirmative vote of a majority of the shares present and entitled to vote thereon, abstentions and withheld votes will count as votes against each proposal. Broker non-votes will be counted for purposes of calculating whether a quorum is present but will not be counted for purposes of determining the number of votes present and entitled to vote or votes cast on Proposals Nos. 1 through 3; broker non-votes are not expected on Proposal No. 4 because it is a routine matter.

Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker, bank or other agent that holds the shares as to how to vote on matters deemed “non routine.” Generally, if shares are held in “street name,” the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other agent holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other agent can still vote the shares with respect to matters that are considered “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank or other agent or record holder of Common Stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker, bank or other agent, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals. Each of Proposals Nos. 1 through 3 is considered a “non-routine” matter, and Proposal No. 4 is considered a “routine” matter. Accordingly, your broker will not have discretion to vote on Proposals Nos. 1 through 3 absent your instructions, but may vote on Proposal No. 4 without your instructions, and broker non-votes are not expected with respect to Proposal No. 4. Broker non-votes, if any, will be counted for purposes of calculating whether a quorum is present at the Special Meeting but will not be counted for purposes of determining the number of votes present and entitled to vote or votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Special Meeting to properly hold a special meeting of stockholders and conduct business under our third amended and restated bylaws (our “Bylaws”) and Delaware law. The presence, in person, by remote communication, if applicable, or by proxy, duly authorized, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting. On the Record Date, there were 33,274,561 shares outstanding and entitled to vote. Thus, the holders of at least 16,637,281 shares must be present in person or by remote communication, if applicable, or represented by proxy at the Special Meeting to have a quorum. Abstentions, withheld votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the Special Meeting online. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, either the chair of the Special Meeting or a majority in voting power of the stockholders entitled to vote at the Special Meeting, present in person or by remote communication, if applicable, or represented by proxy, may adjourn the Special Meeting to another time or place.

How do I vote?

If you are a stockholder of record, there are three ways to vote:

•        by Internet at https://www.cstproxy.com/jaspertherapeutics/sms2026 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on November [__], 2026 (have your proxy card in hand when you visit the website);

•        by completing and mailing your proxy card (if you received printed proxy materials); or

•        by Internet during the Special Meeting. Instructions on how to attend and vote at the Special Meeting are described at https://www.cstproxy.com/jaspertherapeutics/sms2026.

If you plan to attend the Special Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Special Meeting. Even if you have submitted a proxy before the Special Meeting, you may still attend the Special Meeting online and vote online. In such case, your previously submitted proxy will be disregarded.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other agent. You must follow the voting instructions provided by your broker, bank or other agent in order to direct your broker, bank or other agent, as applicable, on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form or on the Internet. However, the availability of Internet voting will depend on the voting process of your broker, bank or other agent. As discussed above, if you are a street name stockholder, you must obtain a legal proxy from your broker, bank or other agent in order to vote your shares in person at the Special Meeting.

Can I change my vote or revoke my proxy?

Yes, if you are a stockholder of record, you can change your vote or revoke your proxy any time before the Special Meeting by:

•        entering a new vote by Internet;

•        completing and returning a later-dated proxy card;

•        notifying our Corporate Secretary, in writing, at Jasper Therapeutics, Inc., 2200 Bridge Pkwy Suite #102, Redwood City, CA 94065; or

•        attending and voting electronically at the Special Meeting (although attendance at the Special Meeting will not, by itself, revoke a proxy).

If you are a street name stockholder, your broker, bank or other agent can provide you with instructions on how to change your vote.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and not disclosed to us unless:

•        required by law;

•        you expressly request disclosure on your proxy; or

•        there is a proxy contest.

Why isn’t the Special Meeting being held in-person?

In order to provide expanded access to our stockholders, our Board has determined to hold a live audio webcast in lieu of an in-person meeting. The virtual-only approach also lowers costs and aligns with our broader sustainability goals. Although no physical in-person meeting will be held, we designed the format of the Special Meeting to ensure that our stockholders of record who attend the Special Meeting will be afforded similar rights and opportunities to participate as they would at an in-person meeting. You will be able to vote and submit your questions during the meeting at https://www.cstproxy.com/jaspertherapeutics/sms2026.

What do I need to do to attend the Special Meeting online?

We will be hosting the Special Meeting via live audio webcast only. If you are a stockholder as of the Record Date and wish to virtually attend the Special Meeting, you will need the 12-digit control number, which is located on your proxy card. Instructions on how to participate in the Special Meeting are also posted online at https://www.cstproxy.com/jaspertherapeutics/sms2026. The webcast will start at 10:00 a.m., Pacific Time on November [__], 2026. Stockholders may vote and ask questions while attending the Special Meeting online.

Use of cameras and recording devices is prohibited while virtually attending the live audio webcast.

How can I get help if I have trouble checking in or listening to the Special Meeting online?

If you encounter any difficulties accessing the Special Meeting during the check-in or during the Special Meeting, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. Jeet Mahal and Herb Cross have been designated as proxy holders by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described above.

If any matters not described in this Proxy Statement are properly presented at the Special Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Special Meeting is adjourned, the proxy holders can vote the shares on the new Special Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

How are proxies solicited for the Special Meeting?

The Company has retained Alliance Advisors, LLC (“Alliance Advisors”), a proxy solicitation firm, that may solicit proxies on our Board’s behalf. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

We have engaged Alliance Advisors to solicit proxies from stockholders in connection with the Special Meeting. We will pay Alliance Advisors a base fee of $12,500, plus reasonable out-of-pocket expenses, plus an additional fee based upon the number of contacts made with stockholders and work performed.

What does it mean if I receive more than one Proxy Statement or proxy card?

If you receive more than one Proxy Statement or proxy card, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the proxy cards you receive to ensure that all of your shares are voted.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our Common Stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. Each of the Merger Conversion Proposal, the PIPE Conversion Proposal and the Director Ratification Proposal is considered a “non-routine” matter under applicable stock exchange rules, and the Adjournment Proposal is considered a “routine” matter. Your broker will not have discretion to vote on any proposals that are considered “non-routine” matters, absent direction from you, but may have discretion to vote on Proposal No. 4 without your direction. Broker non-votes are not expected with respect to Proposal No. 4.

Where can I find the voting results of the Special Meeting?

We expect to announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Special Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such stockholder may contact us at:

Jasper Therapeutics, Inc.
Attention: Investor Relations
2200 Bridge Pkwy Suite #102
Redwood City, CA 94065
IR@JasperTherapeutics.com
(650) 549-1400

We encourage stockholders to contact us by telephone or e-mail instead of physical mail to help ensure timely receipt of any request for proxy materials.

Street name stockholders may contact their broker, bank or other agent to request information about householding.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements other than statements of historical fact included in this Proxy Statement including, without limitation, statements regarding our business strategy and the plans and objectives of management for future operations, are forward-looking statements. When used in this Proxy Statement, words and phrases such as “aim,” “anticipate,” “assume,” “believe,” “can,” “continue,” “could,” “designed to,” “estimate,” “evaluate,” “expect,” “explore,” “intend,” “intended to,” “likely,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “pursue,” “seek,” “should,” “to be,” “will,” and “would,” or the negative of such terms or other similar expressions, as they relate to us or our management, identify forward-looking statements. Any statements in this Proxy Statement about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

These forward-looking statements include statements regarding: our expectations for the Board and management team; our ability to meet with Nasdaq’s initial listing standards; the potential benefits of the proposals; and the Company’s ability to realize the anticipated benefits of the Merger.

These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this Proxy Statement, even if new information becomes available in the future. You should refer to the Risk Factors section of this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 30, 2026 (the “Annual Report”), for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements.

NOTE REGARDING THE REVERSE STOCK SPLIT AND SHARE AMOUNTS

At September Special Meeting, the Company’s stockholders approved an amendment to the Certificate of Incorporation, to effect, in the sole discretion of the Board at any time on or before December 31, 2026, a reverse stock split of our Common Stock, at a ratio to be determined by the Board within a range of 1-for-15 to 1-for-35 (or any number in between), without reducing the authorized number of shares of the Common Stock (the “Reverse Stock Split Amendment”). As of the date of this Proxy Statement, the Board has not effected the Reverse Stock Split or selected a ratio.

At the September Special Meeting, stockholders also approved an amendment to the Certificate of Incorporation to effect, in the sole discretion of the Board at any time prior to the filing such amendment, an increase in the number of authorized shares of Common Stock from 490,000,000 to 675,000,000 (the “Authorized Shares Amendment”). The Board has not filed or otherwise effected the Authorized Shares Amendment, though it reserves the right to do so if it determines that doing so is in the best interests of the Company and its stockholders.

Unless otherwise indicated, all references to Common Stock, warrants, options, share data, per-share data and related information in this Proxy Statement have not been adjusted to reflect the Reverse Stock Split. The Reverse Stock Split would not change the number of authorized shares of Common Stock or preferred stock. Because the Reverse Stock Split would apply only to Common Stock, share counts of Preferred Stock would be unchanged, although the Conversion Ratio (as defined under “Description of the Transactions”) would be adjusted proportionately pursuant to the Certificate of Designation of Preferences, Rights and Limitations of the Non-Voting Convertible Preferred Stock (the “Certificate of Designation”). Except for adjustments resulting from the treatment of fractional shares, the Reverse Stock Split, if effected, would not change any stockholder’s percentage ownership of the Company, because all share counts would be reduced proportionately.

DESCRIPTION OF THE TRANSACTIONS

Acquisition of Kira Pharmaceuticals

On July 16, 2026 (the closing of the Merger, the “Closing” and the date thereof, the “Closing Date”), the Company completed the acquisition of Kira, pursuant to the Merger Agreement, dated July 16, 2026, among the Company, Kira and Kira Holdco Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”). Kira merged with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of the Company.

On the Closing Date, the Company issued to Kira’s shareholders 5,195,009 shares of Common Stock (the “Merger Shares”) and 4,644,977 shares of Preferred Stock (the “Consideration Preferred”), each convertible into 61 shares of Common Stock (the “Conversion Ratio”), subject to adjustment as described in the Certificate of Designation. The Company assumed each outstanding option to purchase Kira ordinary shares and converted them into options to purchase 392,791 shares of Common Stock and 351,201 shares of Preferred Stock (such assumed and converted options, the “Kira Options,” and the shares of Preferred Stock issuable upon exercise of the Kira Options, the “Options Preferred”), and issued 254,462 shares of Preferred Stock (the “SAFE Preferred” and, together with the Consideration Preferred and the Options Preferred, the “Merger Preferred Stock”) to holders of Company SAFEs (as defined in the Merger Agreement).

The Board unanimously approved the Merger Agreement and the related transactions. The Merger has already been consummated, and stockholder approval of the Merger or the Merger Agreement is not being sought at this Special Meeting.

PIPE Financing

Concurrently with the execution of the Merger Agreement, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers named therein (the “Investors”), pursuant to which the Company agreed to sell 4,655,951 shares of Preferred Stock (the “PIPE Preferred”) for an aggregate purchase price of $132,000,000 in the Financing. The closing of the Financing occurred on July 20, 2026. The PIPE Preferred were offered and sold in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D. Each share of PIPE Preferred issued in the Financing is convertible into 61 shares of Common Stock, subject to the conditions in the Certificate of Designation.

Contingent Value Rights Agreement

Pursuant to the terms of the Merger Agreement, the Company and Continental Stock Transfer & Trust Company, as Rights Agent, executed and delivered a contingent value rights agreement (the “CVR Agreement”), pursuant to which each holder of Common Stock of record immediately prior to the effective time of the Merger received one (1) contractual contingent value right (“CVR”) issued by the Company, subject to and in accordance with the terms and conditions of the CVR Agreement, for each share of Common Stock held by such holder. Under the CVR Agreement, each CVR entitles the holder thereof to receive a pro rata portion of $30.0 million (the “Milestone Payment”) if the United States Food and Drug Administration issues a Priority Review Voucher (as defined in the CVR Agreement) in connection with briquilimab (the “Milestone”) on or prior to December 31, 2028 (the “Expiration Date”). If the Milestone is achieved on or prior to the Expiration Date and the Company undergoes a change of control (as defined in the CVR Agreement), the Company will pay the Milestone Payment on the earlier of (i) the date of the consummation of such change of control and (ii) ninety (90) days following the monetization event (as defined in the CVR Agreement). If the Milestone is achieved on or prior to the Expiration Date but a monetization event has not yet occurred on or prior to the Expiration Date, the CVRs shall continue in full force and effect and shall not expire until the Milestone Payment has been paid in full, with the Milestone Payment to be paid on the date that is ninety (90) days following the monetization event. The CVRs are not transferable, except in certain limited circumstances as provided in the CVR Agreement, are not certificated or evidenced by any instrument, and have not been and will not be registered with the SEC or listed for trading on any exchange.

Certificate of Designation

On the Closing Date, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation in connection with the Merger and the Financing. The Certificate of Designation sets forth the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock.

Holders of Preferred Stock are entitled to receive dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form, and in the same manner, as dividends (other than dividends on shares of the Common Stock payable in the form of Common Stock) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends payable in the form of Common Stock) are paid on shares of the Common Stock; provided, however that no holders of Preferred Stock are entitled to receive the rights distributed pursuant to the CVR, or any amounts paid under the CVR.

Except as otherwise required by law, the Preferred Stock have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Preferred Stock: (i) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designation, amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or the Bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Preferred Stock, in each case, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Preferred Stock, regardless of whether any of the foregoing actions will be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise, (ii) issue further shares of Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Preferred Stock, (iii) prior to the Stockholder Approval (as defined in the Certificate of Designation), consummate either: (A) any Fundamental Transaction (as defined in the Certificate of Designation) or (B) any merger or consolidation of the Company with or into another entity or any stock sale to, or other business combination in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the voting power of the capital stock of the Company immediately after such transaction in which the Company issues securities in such transaction that represent or are convertible into securities representing more than a majority of the voting power of the Company immediately before such transaction, (iv) prior to the Stockholder Approval, authorize or issue any class or series of stock that has powers, preferences or rights that are senior or pari passu to those of the Preferred Stock, (v) amend, waive or modify the Merger Agreement in any manner that would be reasonably likely to prevent, impede or materially delay the Stockholder Approval or the Automatic Conversion (as defined below) or (vi) enter into any agreement with respect to any of the foregoing.

On the third business day following the receipt of stockholder approval in connection with the conversion of the Preferred Stock, each share of Preferred Stock shall automatically convert into a number of shares of Common Stock equal to the Conversion Ratio (the “Automatic Conversion”), subject to certain limitations, including that a holder of Preferred Stock is prohibited from converting shares of Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be established by the holder between 4.9% and 19.9%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”).

If at any time after the earlier of (i) the date on which the Company’s stockholders approve the matters that the Company is required to submit to its stockholders under the Merger Agreement (including Proposal Nos. 1 through 3) and (ii) twelve months after the initial issuance of the Preferred Stock, the Company fails to deliver to a holder of the Preferred Stock the shares of Common Stock underlying such shares of Preferred Stock, then (other than in certain circumstances set forth in the Certificate of Designation), the Company will pay to such holder, at such holder’s request, an amount of cash by wire transfer of immediately available funds equal to the number of undelivered shares of Common Stock multiplied by the last reported closing price of the Common Stock on the principal exchange on which it is listed on the trading day immediately preceding the date the related conversion notice is delivered to the Company.

Lock-up Agreements

Concurrently and in connection with the execution of the Merger Agreement, directors and executive officers of Kira, solely in their capacity as shareholders of Kira, certain stockholders of Kira, and all of the directors and officers of the Company, solely in their capacity as stockholders of the Company, entered into lock-up agreements (the “Lock-up

Agreements”) with the Company, pursuant to which each such stockholder is subject to a lockup on the sale or transfer of shares of Common Stock and Preferred Stock held by each such stockholder at the Closing for a period of 180 days after the Closing Date. The Lock-up Agreements also provide that such restrictions will be terminated upon the termination of such party’s employment or service as a director with the Company.

Support Agreements

Concurrently and in connection with the Merger, the directors and the officers of the Company, solely in their capacity as stockholders of the Company, and representing approximately 1% of the pre-transaction shares of Common Stock outstanding, executed support agreements in favor of the Company (the “Support Agreements”). The Support Agreements provide that, among other things, each of the parties thereto has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder in favor of Proposal Nos. 1, 2, and 3 (together, the “Required Company Stockholder Matters”) which the Company is required to submit to its stockholders under the Merger Agreement at a meeting of the Company’s stockholder’s in connection therewith, subject to and in accordance with the terms of the Support Agreements. The Company also agreed under the Merger Agreement to submit to its stockholders an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock, which was submitted to, and approved by, stockholders at the September Special Meeting.

Registration Rights Agreement

Concurrently with the execution of the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, the Company is required to prepare and file a resale registration statement with respect to the shares of Common Stock issuable upon conversion of the PIPE Preferred with the SEC within 90 calendar days following the date of the closing of the Financing (the “Filing Deadline”). The Company shall use its reasonable best efforts to cause this registration statement to be declared effective by the SEC by the thirtieth calendar day (or, in the event the SEC reviews the registration statement, the sixtieth calendar day) following the earlier of the Filing Deadline and the date the registration statement is filed with the SEC; provided, however, that if the Company is notified by the SEC that the registration statement will not be reviewed or is no longer subject to further review and comments, the deadline shall be the fifth trading day following the date on which the Company is so notified.

The Company has also agreed to, among other things, indemnify the Investors, their officers, directors, members, employees, partners, managers, stockholders, affiliates, investment advisors and agents under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to the Company’s obligations under the Registration Rights Agreement.

The foregoing summary of the terms of the Merger Agreement, Purchase Agreement, CVR Agreement, the Certificate of Designation, the Support Agreements, the Lock-up Agreements and the Registration Rights Agreement are not complete and are qualified in their entirety by the provisions of Merger Agreement, the form of Purchase Agreement, the CVR Agreement, the Certificate of Designation and the form of Registration Rights Agreement included as exhibits to our Current Report on Form 8-K, filed with the SEC on July 17, 2026, and by the forms of Lock-up Agreement, Support Agreement, and CVR Agreement included as Exhibits B, C and F, respectively, to the Merger Agreement.

Accounting Treatment

The Company expects the Merger will be accounted for as an asset acquisition by the Company of Kira under ASC 805, Business Combinations. The Company performed an initial screen test under ASC 805-10-55-5A and concluded the screen test was not met as gross assets acquired included, in addition to IPR&D programs, the rights to receive an upfront fee and a payment for materials deliverable to Mirador pursuant to the Mirador License Agreement, which constitute separately identifiable financial assets not similar to the IPR&D programs. Because the screen test was not met, a full assessment was performed under ASC 805-10-55-5D. The Company concluded that the acquired set did not include the substantive processes or assembled workforce capable of producing outputs. Pursuant to an asset acquisition, no goodwill is recognized and acquired IPR&D that has no alternative future use is expensed at the acquisition date in accordance with ASC 730-10-25-1.

Potential Shares of Common Stock Issuable Upon Approval of the Applicable Proposals

Set forth below is a table summarizing the maximum number of shares of Common Stock potentially issuable or reserved for issuance in connection with the Merger and the Financing, both without giving effect to the Reverse Stock Split and, for illustrative purposes only, assuming a Reverse Stock Split at a ratio of 1-for-25. As of the date of this Proxy Statement, the Board has not effected the Reverse Stock Split or selected a ratio, and may select any ratio within the approved range of 1-for-15 to 1-for-35. Taken together, the Consideration Preferred, SAFE Preferred, PIPE Preferred and Options Preferred would represent approximately 95% of the issued and outstanding shares of Common Stock as of the Record Date on an as-converted-to-Common Stock basis. The sale into the public market of the underlying shares of Common Stock could materially and adversely affect the market price of our Common Stock.

	Shares of Preferred Stock Issued or Issuable	Shares of Common Stock Issuable Upon Conversion(1)	Shares of Common Stock, As Adjusted for 1-for-25 Reverse Stock Split(1)(2)
Proposal No. 1 – Merger Conversion Proposal	5,250,640	320,289,040	12,811,561
Consideration Preferred	4,644,977	283,343,597	11,333,743
SAFE Preferred	254,462	15,522,182	620,887
Options Preferred	351,201	21,423,261	856,930
Proposal No. 2 – PIPE Preferred	4,655,951	284,013,011	11,360,520
Total	9,906,591	604,302,051	24,172,082

____________

(1)      Does not give effect to any beneficial ownership limitations.

(2)      The as-adjusted amounts are presented for illustrative purposes only and assume a Reverse Stock Split ratio of 1-for-25. The Board has not selected a ratio and may select any ratio within the range of 1-for-15 to 1-for-35 approved by our stockholders.

RISK FACTORS

You should carefully consider the risks described below, together with all of the other information contained in this Proxy Statement (including the unaudited pro forma financial information included elsewhere in this Proxy Statement), in deciding how to vote on matters being considered at the Special Meeting. In addition, for a discussion of risks relating to our business, financial condition, results of operations and industry generally, you should review the risk factors described under the caption “Risk Factors” in our Annual Report, as such risk factors may be updated from time to time in our subsequent reports filed with the SEC.

Pursuant to the terms of the Merger Agreement and the Purchase Agreement, we are required to recommend that our stockholders approve the Merger Conversion Proposal, the PIPE Conversion Proposal and the Director Ratification Proposal. We cannot guarantee that our stockholders will approve these matters, and if they fail to do so we may be required to settle shares of our Common Stock issuable upon conversion of the Preferred Stock in cash and our operations may be materially harmed.

Under the terms of the Merger Agreement and the Purchase Agreement, as promptly as practicable following the date of the Merger Agreement and pursuant to the Nasdaq Stock Market Rules, we are required to call and hold a meeting of our stockholders to obtain the requisite approval from our stockholders for, among other things, (i) the Merger Conversion Proposal, (ii) the PIPE Conversion Proposal and (iii) the Director Ratification Proposal. If we fail to receive sufficient proxies to constitute a quorum or to obtain the required vote on the Required Company Stockholder Matters (Proposals No. 1 through No. 3 herein) or we are otherwise required by Nasdaq Listing Rules, we would be required to adjourn or postpone the Special Meeting one or more times for up to 30 days per adjournment or postponement. If stockholder approval of the Required Company Stockholder Matters is still not obtained following such adjournment(s) or postponement(s), we will be obligated to continue soliciting stockholder approval at subsequent annual or special meetings of our stockholders, held at intervals of at least every six months, until such approvals are obtained (the period ending with the next annual meeting of our stockholders or, if such annual meeting is not scheduled to be held within six months after the Special Meeting, a special meeting of our stockholders held within six months after the Special Meeting, the “Extended Stockholder Approval Period”), and, if approval is not obtained within the Extended Stockholder Approval Period, at additional meetings every 90 days thereafter, which would be time consuming and costly.

There can be no assurance that our stockholders will approve the Required Company Stockholder Matters. Additionally, if, at any time after the earlier of (i) receipt of the Stockholder Approval and (ii) twelve months following the initial issuance date of the Preferred Stock, a holder delivers a notice of conversion and we fail to deliver the underlying shares of Common Stock when required, the holder would be entitled to require us to settle such shares for cash at a price per share equal to the Fair Value (as defined in the Certificate of Designation) of our Common Stock at such time, as described in the Certificate of Designation. If we are forced to cash settle a significant amount of the shares of our Common Stock underlying the Preferred Stock, it could materially affect our results of operations, business and financial condition.

Failure to obtain approval of the Nasdaq Listing Application could materially affect our results of operations, business and financial condition.

Nasdaq has informed us that we will be required to file an initial listing application with Nasdaq (the “Nasdaq Listing Application”) and that such Nasdaq Listing Application must be conditionally approved prior to the date of the Special Meeting at which our stockholders will vote on the Required Company Stockholder Matters. Nasdaq Listing Rule 5110(a) requires that we submit, and that Nasdaq approve, the Nasdaq Listing Application prior to the approval by our stockholders of a change of control for purposes of Nasdaq Listing Rule 5635(b), and we expect that approval of the Required Company Stockholder Matters, together with the related changes to our management team and Board, will result in a change of control under the Nasdaq Listing Rules. If we fail to meet the Nasdaq initial listing requirements and Nasdaq does not conditionally approve the Nasdaq Listing Application prior to the Special Meeting, we may be required to adjourn or postpone the Special Meeting, to continue to pursue conditional approval of the Nasdaq Listing Application and to continue soliciting stockholder approval of the Required Company Stockholder Matters at subsequent annual or special meetings of our stockholders until such conditional approval and the approval of the Required Company Stockholder Matters are obtained, which would be time consuming and costly. Additionally, if we fail to deliver shares of Common Stock upon conversion of the Preferred Stock when required, the holder would be entitled to require us to settle such shares for cash at a price per share equal to the Fair Value of our Common Stock at such time, as described in the Certificate of Designation. If we are forced to cash settle a significant amount of the shares of our Common Stock underlying the Preferred Stock, it could materially affect our results of operations, business and financial condition. We cannot assure you that we will be able to meet Nasdaq’s initial listing standards or that Nasdaq will conditionally approve the Nasdaq Listing Application prior to the Special Meeting. Furthermore, if we fail to obtain conditional approval of the Nasdaq Listing Application, we may be unable to execute on our plans for the Company following the Merger and the Financing, which could materially affect our results of operations, business and financial condition.

We could lose our listing on the Nasdaq Capital Market if we do not regain compliance with the Nasdaq minimum bid price and stockholders’ equity requirements or if we do not comply with other Nasdaq requirements, including if we do not receive the conditional approval from Nasdaq of the Nasdaq Listing Application prior to our receipt of stockholder approval of the Required Company Stockholder Matters. The loss of our Nasdaq listing would likely have an adverse effect on the liquidity and market price of our Common Stock.

On June 3, 2026, we received a letter (the “Bid Price Notice”) from Nasdaq notifying us that, based on the closing bid price of our Common Stock for the preceding 30 consecutive business days, we no longer satisfy the minimum bid price requirement of $1.00 per share for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Bid Price Notice had no immediate effect on our continued listing or the trading of our Common Stock, subject to our compliance with the other continued listing requirements. Pursuant to Nasdaq Marketplace Rule 5810(c)(3)(A), we have 180 calendar days, or until November 30, 2026, to regain compliance with the Minimum Bid Price Requirement, which will occur if the closing bid price of our Common Stock is at least $1.00 per share for a minimum of ten consecutive business days during that period. We currently anticipate that we will be able to take the necessary actions to regain compliance with the Minimum Bid Price Requirement because the Reverse Stock Split Amendment was approved by our stockholders at the September Special Meeting and we expect the Board to effect the Reverse Stock Split prior to the expiration of the applicable compliance period; however, the Board has not yet effected the Reverse Stock Split or selected a ratio, and no assurances can be provided that the Board will effect the Reverse Stock Split, that we will satisfy such requirement or that the Reverse Stock Split will result in a closing bid price of at least $1.00 per share for the requisite period.

In addition, on August 21, 2026, we received a letter (the “Stockholders’ Equity Notice”) from Nasdaq notifying us that, based on the stockholders’ equity reported in our Quarterly Report on Form 10-Q for the period ended June 30, 2026, we no longer satisfy the minimum stockholders’ equity requirement of $2,500,000 for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”). The Stockholders’ Equity Notice had no immediate effect on our continued listing or the trading of our Common Stock, subject to our compliance with the other continued listing requirements. Pursuant to Nasdaq Marketplace Rule 5810(c)(2)(C), we had 45 calendar days, or until October 5, 2026, to submit a plan to regain compliance with the Stockholders’ Equity Requirement (a “Compliance Plan”), and we submitted a Compliance Plan within the required time. We currently anticipate that we will be able to take the necessary actions to regain compliance with the Stockholders’ Equity Requirement at such time as we receive stockholder approval of the Required Company Stockholder Matters at the Special Meeting; however, no assurances can be provided that we will satisfy such requirements, that we will obtain the necessary approvals at the Special Meeting, that Nasdaq will accept our Compliance Plan or that we will be able to obtain conditional approval of our Nasdaq Listing Application prior to the approval by our stockholders of a change of control pursuant to Nasdaq Listing Rule 5635(b).

A delisting of our Common Stock would have an adverse effect on the liquidity and market price of our Common Stock and on our ability to raise additional capital in the public markets. In the event of a delisting from the Nasdaq Capital Market, our common stock would likely be traded in the over-the-counter inter-dealer quotation system, more commonly known as the OTC. OTC transactions involve risks in addition to those associated with transactions in securities traded on the securities exchanges, such as the Nasdaq Capital Market, or exchange-listed stocks. Many OTC stocks trade less frequently and in smaller volumes than exchange-listed stocks. Accordingly, our common stock would likely be less liquid than it would be otherwise. Also, the prices of OTC stocks are often more volatile than exchange-listed stocks. Additionally, many institutional investors are prohibited from investing in OTC stocks, and it might be more challenging to raise capital when needed.

If the Merger Conversion Proposal and the PIPE Conversion Proposal are not approved by our stockholders at the Special Meeting, the Preferred Stock will remain outstanding and unconvertible, which could adversely affect the Company and its stockholders.

Under the terms of the Merger Agreement, we are obligated to obtain stockholder approval, as required by the Nasdaq Listing Rules, for the issuance of Common Stock upon conversion of the Merger Preferred Stock (as defined above) and upon exercise of the Kira Options, and under the terms of the Purchase Agreement we are obligated to obtain stockholder approval, as required by the Nasdaq Listing Rules, for the issuance of Common Stock upon conversion of the PIPE Preferred. We are seeking such approval at the Special Meeting through the Merger Conversion Proposal and the PIPE Conversion Proposal described in this Proxy Statement. If our stockholders do not approve the Merger Conversion Proposal, the Merger Preferred Stock will remain outstanding and will not be convertible into Common Stock, and the Kira Options will remain unexercisable for Common Stock. If our stockholders do not approve the PIPE Conversion Proposal, the PIPE Preferred will remain outstanding and will not be convertible into Common Stock. In either case, we would be obligated to use reasonable best efforts to obtain such approval at subsequent annual or special meetings of our stockholders held at intervals of at least every six months until such approval is obtained and, if approval is not obtained within the Extended Stockholder Approval Period, at additional meetings every 90 days thereafter, which would result in additional solicitation, printing, legal and related costs, delay and diversion of management attention. In addition, if we fail to deliver shares of Common Stock upon conversion of the Preferred Stock when required, including as a result of the failure to obtain Stockholder Approval, the holder would be entitled to require us to settle such shares for cash at a price per share equal to the Fair Value of our Common Stock at such time, as described in the Certificate of Designation, which would reduce cash available to fund our operations. For additional information, please see the sections of this Proxy Statement entitled “Proposal No. 1 — Merger Conversion Proposal” and “Proposal No. 2 — PIPE Conversion Proposal.” If the Merger Conversion Proposal is approved, the conversion of all shares of Merger Preferred Stock and the exercise of all Kira Options will result in the issuance of a maximum of 320,289,040 shares of our Common Stock, causing dilution to existing holders of our Common Stock and an increase in the number of shares eligible for resale in the public market. If the PIPE Conversion Proposal is approved, the conversion of all shares of PIPE Preferred will result in the issuance of a maximum of 284,013,011 shares of our Common Stock, causing dilution to existing holders of our Common Stock and an increase in the number of shares eligible for resale in the public market. We also have a contractual obligation under the Registration Rights Agreement to file a resale registration statement with respect to the shares of Common Stock issuable upon conversion of the PIPE Preferred within 90 calendar days following the closing of the Financing and to use reasonable best efforts to cause that registration statement to be declared effective within the periods specified therein.

The unaudited pro forma condensed combined financial information included in this Proxy Statement is presented for illustrative purposes only and may not be an indication of our financial condition or results of operations following the Merger and the Financing.

The unaudited pro forma condensed combined financial information contained in this Proxy Statement as Appendix A is presented for illustrative purposes only and may not be an indication of our financial condition or results of operations following the Merger and the Financing for several reasons. The unaudited pro forma condensed combined financial information has been derived from the historical financial statements of the Company and Kira as of June 30, 2026, for the six months ended June 30, 2026, and for the year ended December 31, 2025, and certain adjustments and assumptions have been made regarding the Merger and the Financing. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. In particular, the purchase price allocation reflected in the unaudited pro forma condensed combined financial information is preliminary and remains subject to completion of our valuation of the assets acquired and liabilities assumed in the Merger, and the final allocation may differ materially. Moreover, the unaudited pro forma condensed combined financial information does not reflect all costs that are expected to be incurred by us in connection with the Merger and the Financing. For example, the impact of any incremental costs incurred in integrating the two companies is not reflected in the unaudited pro forma condensed combined financial information. As a result, the actual financial condition and results of operations of the combined company following the Merger and the Financing may not be consistent with, or evident from, this unaudited pro forma condensed combined financial information. The assumptions used in preparing the unaudited pro forma condensed combined financial information may not prove to be accurate, and other factors may affect our financial condition or results of operations following the Merger and the Financing. For more information, please see “Appendix A — Unaudited Pro Forma Condensed Combined Financial Information.”

The market price of our Common Stock after the Merger may be affected by factors different from those that historically affected the market price of our Common Stock.

The business of Kira differs from that of our legacy business in important respects, and, accordingly, our results of operations after the Merger, as well as the market price of our Common Stock, may be affected by factors different from those that historically affected our results of operations. Additionally, the market price of our Common Stock may fluctuate significantly following the Merger and the Financing. Moreover, general fluctuations in stock markets could have a material adverse effect on the market for, or liquidity of, our Common Stock, regardless of our actual operating performance.

The expected dilution caused by the issuance of our securities in connection with the Merger and the Financing may adversely affect the market price of our Common Stock.

The expected dilution caused by the issuance of new shares of our Common Stock upon conversion of the Merger Preferred Stock issued to former Kira equityholders and the PIPE Preferred issued to the Investors, and upon exercise of the Kira Options, either alone or in combination with any negative impact on the market price of our Common Stock following the expiration or release of the transfer restrictions under the Lock-up Agreements entered into by the respective directors, officers and certain stockholders of Kira and the Company in connection with the Merger, may result in fluctuations in the market price of our Common Stock, including a stock price decrease. In addition, the resale registration statement that we are required to file under the Registration Rights Agreement with respect to the shares of Common Stock issuable upon conversion of the PIPE Preferred will increase the number of shares eligible for resale in the public market, and sales of a substantial number of such shares, or the perception that such sales could occur, could further depress the market price of our Common Stock.

PROPOSAL NO. 1
MERGER CONVERSION PROPOSAL

Overview

As described under “Description of the Transactions — Acquisition of Kira Pharmaceuticals,” the Company issued 5,195,009 Merger Shares, 4,644,977 shares of Consideration Preferred and 254,462 shares of SAFE Preferred and Kira Options covering 392,791 shares of Common Stock and 351,201 shares of Options Preferred as consideration for the Merger. In this Proposal No. 1, we are asking stockholders to approve, for purposes of Nasdaq Listing Rules 5635(a) and 5635(b), the issuance of Common Stock upon conversion of the Merger Preferred Stock and upon exercise of the Kira Options. Approval of the Merger or the Merger Agreement is not being sought at this Special Meeting. For a description of the Merger, the related agreements and terms of the Preferred Stock, see “Description of the Transactions” in this Proxy Statement.

Reasons for the Merger Conversion Proposal

Our Common Stock is listed on the Nasdaq Capital Market, and we are therefore subject to the listing rules of Nasdaq, including Nasdaq Listing Rules 5635(a) and 5635(b). Rule 5635(a) requires stockholder approval before the issuance of securities in connection with the acquisition of the stock or assets of another company if the securities to be issued represent 20% or more of the shares of Common Stock or 20% or more of the voting power outstanding before the issuance. Rule 5635(b) requires stockholder approval before an issuance of securities that would result in a change of control of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), it has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, in excess of 20% of the issued and outstanding shares of common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control. The approval being sought in this Proposal No. 1, along with the filing of the Nasdaq Listing Application with Nasdaq, is intended to satisfy this obligation of ours.

The Common Stock issuable upon conversion of the 4,644,977 shares of Preferred Stock issued as Merger consideration and the 254,462 shares of SAFE Preferred, together with the Common Stock issuable upon exercise of the Kira Options, materially exceeds the Nasdaq thresholds described above. The Kira Options cover 392,791 shares of Common Stock and 351,201 shares of Preferred Stock. Upon Stockholder Approval, each Kira Option becomes exercisable solely for Common Stock. Accordingly, we are asking stockholders to approve, for purposes of Nasdaq Listing Rules 5635(a) and 5635(b), the issuance of Common Stock upon conversion of the Merger Preferred Stock and upon exercise of the Kira Options.

The Merger has already been consummated, and approval of the Merger or the Merger Agreement is not being sought at this Special Meeting. For more information about the Merger and related transactions, see “Description of the Transactions” in this Proxy Statement.

Potential Effects of the Merger Conversion Proposal

Effective as of 5:00 p.m. Eastern Time on the third Business Day after the date on which the Stockholder Approval is received, each then-outstanding share of Preferred Stock will automatically convert into a number of shares of Common Stock equal to the Conversion Ratio, subject to the Beneficial Ownership Limitation. The Company will notify each holder of Preferred Stock in writing of the Stockholder Approval and the effective date of the Automatic Conversion within one Business Day of the Stockholder Approval and will simultaneously file a Current Report on Form 8-K publicly disclosing the same.

The Automatic Conversion will occur only if: (i) the Company’s stockholders approve, under Proposals Nos. 1 and 2 as applicable, the conversion of all Preferred Stock into Common Stock in accordance with the Nasdaq listing rules; (ii) the Company has sufficient authorized but unissued Common Stock to permit the conversion in full of the outstanding Preferred Stock, whether as a result of the Reverse Stock Split or the filing of the Authorized Shares Amendment.

The Company must obtain conditional approval of the Nasdaq Listing Application before the date of the Special Meeting. If the application has not been conditionally approved, the Company may adjourn the Special Meeting for up to 30 days per adjournment, continue its efforts to obtain approval, and solicit stockholder approval at subsequent annual or special meetings held at intervals of no more than six months until the application and the required approvals are obtained.

If the Preferred Stock converts into Common Stock, the number of outstanding shares of Common Stock will increase substantially and the voting power and percentage ownership of existing holders will be significantly diluted. Immediately following the Merger and the Financing, calculated on a fully diluted basis without giving effect to the Beneficial Ownership Limitation and assuming conversion in full of the Preferred Stock, pre-transaction Jasper equityholders hold approximately 6.68%, former Kira equityholders approximately 49.86% and the Investors approximately 43.46%. Because the Reverse Stock Split would proportionately adjust share counts without changing relative ownership, these ownership percentages would not be affected by the Reverse Stock Split, except for adjustments resulting from fractional-share treatment. Our stockholders do not have preemptive rights to maintain their proportionate ownership.

If the Merger Conversion Proposal is not approved at the Special Meeting, the Preferred Stock will remain outstanding and will not be convertible into Common Stock, and the Kira Options will remain unexercisable for Common Stock. The Company will remain obligated to continue seeking approval. Under the Merger Agreement and the Purchase Agreement, if approval is not obtained at the Special Meeting, the Company must use reasonable best efforts to obtain it at the next annual meeting or, if no annual meeting is scheduled within six months after the Special Meeting, at a special meeting within six months, and must hold a meeting at least once every six months until approval is obtained. If approval is not obtained within the Extended Stockholder Approval Period, the Company must convene additional stockholder meetings every 90 days thereafter. Continuing to solicit approval would cause additional solicitation, printing, legal and related costs and could divert management attention.

In addition, for so long as any shares of Preferred Stock remain outstanding, we may not, without the affirmative vote of the holders of a majority of the then outstanding shares of Preferred Stock, take certain actions, including, prior to the Stockholder Approval, consummating a Fundamental Transaction (as defined in the Certificate of Designation) or any merger, consolidation, stock sale or other business combination in which our stockholders immediately before the transaction do not hold at least a majority of the voting power immediately after the transaction, or authorizing or issuing any class or series of stock having powers, preferences or rights senior or pari passu to those of the Preferred Stock. Accordingly, failure to obtain the Stockholder Approval would continue to restrict our ability to pursue certain strategic and financing transactions.

If, at any time after the earlier of (i) the Stockholder Approval and (ii) twelve months after the initial issuance of the Preferred Stock, a holder delivers a notice of conversion and the Company fails to deliver the underlying Common Stock by the third trading day after the applicable delivery date, the holder may require the Company to pay cash equal to the Fair Value of the undelivered shares, payable within two business days out of funds legally available therefor, and any such payment would reduce cash available to fund operations.

Potential Anti-Takeover Effect

Although the issuance of additional shares of Common Stock could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us with another company), the Merger Conversion Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to our Board and our stockholders.

Adjustment of the Conversion Ratio

Under the Certificate of Designation, if the Company combines outstanding Common Stock into a smaller number of shares, including by means of a reverse stock split, the Conversion Ratio is multiplied by a fraction whose numerator is the number of shares of Common Stock outstanding immediately after the event and whose denominator is the number of shares outstanding immediately before the event. The adjustment becomes effective immediately after the effective date of the combination. Each share of Preferred Stock is currently convertible into 61 shares of Common Stock. If the Reverse Stock Split is effected, each share of Preferred Stock would be convertible into between approximately 4.07 shares of Common Stock (assuming a 1-for-15 Reverse Stock Split) and approximately 1.74 shares of Common Stock (assuming a 1-for-35 Reverse Stock Split), in each case subject to the adjustment provisions of the Certificate of Designation.

Fractional Shares

No fractional shares of Common Stock will be issued upon conversion of Preferred Stock. Fractions otherwise issuable to a holder will be aggregated with all other fractions issuable to that holder. If a fraction remains after aggregation, the Conversion Ratio will be adjusted for that holder to produce the nearest whole number of shares, with all fractions rounded down.

Interests of Certain Persons in the Proposal

Our directors and executive officers may have interests in the Merger Conversion Proposal that are different from, or in addition to, those of other stockholders. Mr. Crutcher was designated to the Board by Kira and is a party to a Lock-up Agreement and a Support Agreement. Our directors and officers also hold, or may hold, Common Stock, Preferred Stock, Kira Options or other securities affected by the approval.

The directors and officers are also subject to the Lock-up Agreements, which restrict transfers for 180 days from the Closing Date and terminate upon termination of employment or service as a director. Any management appointments or changes, retention arrangements, severance benefits or inducement grants that are contingent on Stockholder Approval would create additional interests.

In addition, in connection with the Merger Agreement, the Company’s directors and officers, solely in their capacity as stockholders and representing approximately 1% of the pre-transaction shares of Common Stock outstanding, entered into Support Agreements pursuant to which they agreed to vote or cause to be voted their shares of Common Stock in favor of Proposal Nos. 1, 2 and 3 at the Special Meeting, subject to and in accordance with the terms of the Support Agreements.

Vote Required

The approval of the Merger Conversion Proposal requires the affirmative vote of a majority of the shares of our Common Stock present in person or by remote communication, if applicable, or represented by proxy at the Special Meeting and entitled to vote thereon. Stockholder abstentions are considered shares present and entitled to vote on this proposal and thus will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE MERGER CONVERSION PROPOSAL, APPROVING, FOR PURPOSES OF NASDAQ LISTING RULES 5635(A) AND 5635(B), THE ISSUANCE OF SHARES OF COMMON STOCK UPON CONVERSION OF THE PREFERRED STOCK ISSUED IN CONNECTION WITH THE MERGER.

PROPOSAL NO. 2
PIPE CONVERSION PROPOSAL

Overview

As described under “Description of the Transactions — PIPE Financing,” the Company entered into the Purchase Agreement on July 16, 2026 and agreed to issue the 4,655,951 shares of PIPE Preferred to the Investors in the Financing for an aggregate purchase price of $132,000,000, and the Financing closed on July 20, 2026. Without giving effect to the Beneficial Ownership Limitation, the PIPE Preferred is convertible into 284,013,011 shares of Common Stock on a pre-Reverse Stock Split basis. In this Proposal No. 2, we are asking stockholders to approve, for purposes of Nasdaq Listing Rule 5635(d), the issuance of Common Stock upon conversion of the PIPE Preferred issued to the Investors pursuant to the Purchase Agreement in the Financing.

Reasons for the PIPE Conversion Proposal

Nasdaq Listing Rule 5635(d) requires stockholder approval before a listed company issues, in a transaction other than a public offering, Common Stock or securities convertible into or exercisable for Common Stock equal to 20% or more of the Common Stock or voting power outstanding before the issuance at a price below the applicable Minimum Price (as defined in Nasdaq Listing Rule 5635(d)). The Minimum Price is the lower of (i) the Nasdaq Official Closing Price immediately preceding the signing of the binding agreement or (ii) the average Nasdaq Official Closing Price for the five Trading Days immediately preceding the signing of the binding agreement.

Based on the $132,000,000 purchase price and 284,013,011 pre-Reverse Stock Split shares issuable upon conversion, the implied price per share of Common Stock issuable upon conversion is approximately $0.4648 before giving effect to any Reverse Stock Split. The Financing could result in the issuance of substantially more than 20% of the Company’s pre-issuance Common Stock, and the implied conversion price may be below the applicable Minimum Price. We are therefore seeking approval of this proposal to permit the issuance of Common Stock upon conversion of the 4,655,951 shares of PIPE Preferred.

Potential Effects of the PIPE Conversion Proposal

If this proposal is approved, and the applicable approvals described in Proposal No. 1 are obtained, the PIPE Preferred will be eligible to convert into Common Stock in accordance with the Certificate of Designation, subject to the Beneficial Ownership Limitation and the Conversion Ratio. Approval would permit the issuance of the Common Stock issuable upon conversion of the 4,655,951 shares of PIPE Preferred for purposes of Nasdaq Listing Rule 5635(d). The conversion would dilute the economic and voting interests of existing stockholders, although their percentage ownership immediately before the Reverse Stock Split would not be changed by the Reverse Stock Split itself.

If this proposal is not approved, the PIPE Preferred will remain outstanding and will not be convertible into Common Stock for purposes of the Nasdaq rules unless and until the required approval is obtained. The Company must continue to use reasonable best efforts to seek approval at subsequent annual or special meetings held at least every six months and, if approval is not obtained within the Extended Stockholder Approval Period, at additional meetings every 90 days thereafter. The continuing solicitation process would result in additional costs and delay, and the Fair Value cash-settlement remedy described in Proposal No. 1 could reduce cash available for operations.

Potential Anti-Takeover Effect

Although the issuance of additional shares of Common Stock could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us with another company), the PIPE Conversion Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to our Board and our stockholders.

Adjustment of the Conversion Ratio

Under the Certificate of Designation, if the Company combines outstanding Common Stock into a smaller number of shares, including by means of a reverse stock split, the Conversion Ratio is multiplied by a fraction whose numerator is the number of shares of Common Stock outstanding immediately after the event and whose denominator is the number of shares outstanding immediately before the event. The adjustment becomes effective immediately after the effective date of the combination. Each share of Preferred Stock is currently convertible into 61 shares of Common Stock. If the Reverse Stock Split is effected, each share of Preferred Stock would be convertible into between approximately 4.07 shares of Common Stock (assuming a 1-for-15 Reverse Stock Split) and approximately 1.74 shares of Common Stock (assuming a 1-for-35 Reverse Stock Split), in each case subject to the adjustment provisions of the Certificate of Designation.

Fractional Shares

No fractional shares of Common Stock will be issued upon conversion of Preferred Stock. Fractions otherwise issuable to a holder will be aggregated with all other fractions issuable to that holder. If a fraction remains after aggregation, the Conversion Ratio will be adjusted for that holder to produce the nearest whole number of shares, with all fractions rounded down.

Interests of Certain Persons in the Proposal

Although none of our directors or executive officers purchased PIPE Preferred in the Financing, certain of our directors and executive officers have interests in this Proposal No. 2 as a result of it being one of the Required Company Stockholder Matters. See the section of this Proxy Statement titled “Proposal No. 1 — Merger Conversion Proposal — Interests of Certain Persons in the Proposal” for a description of such interests.

In addition, in connection with the execution of the Merger Agreement, the Company’s directors and officers, solely in their capacity as stockholders and representing approximately 1% of the pre-transaction shares of Common Stock outstanding, entered into Support Agreements pursuant to which they agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder in favor of Proposal Nos. 1, 2 and 3 at the Special Meeting, subject to and in accordance with the terms of the Support Agreements.

Vote Required

The approval of the PIPE Conversion Proposal requires the affirmative vote of a majority of the shares of our Common Stock present in person or by remote communication, if applicable, or represented by proxy at the Special Meeting and entitled to vote thereon. Stockholder abstentions are considered shares present and entitled to vote on this proposal and thus will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PIPE CONVERSION PROPOSAL, APPROVING, FOR PURPOSES OF NASDAQ LISTING RULE 5635(D), THE ISSUANCE OF SHARES OF COMMON STOCK UPON CONVERSION OF THE 4,655,951 SHARES OF PIPE PREFERRED ISSUED TO THE INVESTORS PURSUANT TO THE PURCHASE AGREEMENT IN THE FINANCING.

PROPOSAL NO. 3
DIRECTOR RATIFICATION PROPOSAL

Background

In accordance with the Merger Agreement, on July 16, 2026, the Board appointed Patrick Crutcher, age 42, to the Board as a Class I director, effective as of immediately after the effective time of the Merger. Mr. Crutcher was designated to the Board by Kira pursuant to the Merger Agreement, which provided that, immediately following the effective time of the Merger, the Board would be comprised of six members, five of whom were then-current members of the Board and one of whom would be Kira’s designee. For a description of the Merger and the related agreements, see “Description of the Transactions.”

Mr. Crutcher was also appointed to the Audit Committee of the Board, the Compensation Committee of the Board and the Nominating and Corporate Governance Committee of the Board.

Under the Merger Agreement, the Company agreed, within 120 days following the Closing Date, to submit the ratification of the appointment of Kira’s board designee to a vote of its stockholders. Accordingly, we are asking our stockholders to ratify the appointment of Mr. Crutcher to the Board.

Information Regarding Mr. Crutcher

Mr. Crutcher has over 15 years’ experience establishing and building private and public biotechnology companies, with a focus on business development, precision therapeutics for rare diseases and biologics in drug development. Mr. Crutcher is currently the Co-Founder and Chief Executive Officer of AstralBio, Inc., Founder and Chairman of MPN Therapeutics, Inc. and ImmuneStudio, Inc., and the managing member of Chyma Bioventures LLC. He also co-founded Helicore Biopharma, Inc., an obesity company backed by Orbimed and Versant. Mr. Crutcher served as Co-Founder, Chief Executive Officer and director of Mach5 Therapeutics, Inc. from April 2024 through the company’s acquisition by Kira in March 2026. Mr. Crutcher served as a director of CrossBridge Bio, Inc. from March 2023 through the company’s acquisition by Eli Lilly and Company (NYSE: LLY) for up to $300M in April 2026. Mr. Crutcher served as Co-Founder, Chief Executive Officer and director of AlmataBio, Inc. from April 2023 through the company’s acquisition by Avalo Therapeutics Inc. (NASDAQ: AVTX) for $40M in March 2024 and as the Co-Founder, Chief Executive Officer and director of ValenzaBio from December 2019 through the company’s acquisition by Acelyrin (NASDAQ: SLRN) for $240M in January 2023 before their $600M IPO. Mr. Crutcher also served as Chairman and President of Ichorion Therapeutics, Inc. from July 2017 until its acquisition by Cerecor in September 2018, after which he served as Chief Strategy Officer of Cerecor, Inc. (now Avalo Therapeutics).]Mr. Crutcher received a B.S. in Mathematics from the University of Illinois and an M.S. and C.Phil. in Statistics from the University of California, Los Angeles. We believe Mr. Crutcher is qualified to serve on our Board of Directors because of his leadership and extensive life sciences industry experience.

Compensation and Related Arrangements

In accordance with the Company’s Non-Employee Director Compensation Policy (the “Policy”), as a non-employee director Mr. Crutcher is initially entitled to receive cash compensation in the amount of $40,000 per year for his service on the Board, prorated for the portion of the year during which he serves on the Board. In addition, pursuant to the Policy, on July 16, 2026, the effective date of his appointment, Mr. Crutcher was granted a one-time non-statutory stock option to purchase 15,000 shares of Common Stock, of which 25% of the total number of shares subject to the option vests on the one-year anniversary of the date of grant and 1/48th of the total number of shares subject to the option vests monthly thereafter, in each case subject to Mr. Crutcher’s continuous service to the Company through each applicable vesting date. The option grant is subject to the terms and conditions of the Company’s equity plan.

In connection with his appointment as a director, Mr. Crutcher entered into an indemnification agreement with the Company in the same form as its standard form of indemnification agreement with its other directors. Except as described in the Merger Agreement and elsewhere in this Proxy Statement, there are no arrangements or understandings between Mr. Crutcher and any other person pursuant to which he was appointed as a director of the Company. Mr. Crutcher is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K and has no family relationships with any of the executive officers or directors of the Company.

Effect of the Director Ratification Proposal

Mr. Crutcher’s appointment to the Board became effective on July 16, 2026 and was not conditioned upon ratification by our stockholders. Accordingly, if our stockholders do not ratify his appointment, Mr. Crutcher will continue to serve as a Class I director for the remainder of his term and until his successor is duly elected and qualified or until his earlier death, resignation or removal, and the Board will consider the outcome of the vote in evaluating his continued service on the Board. In addition, if the Director Ratification Proposal is not approved at the Special Meeting, the Company would remain obligated under the Merger Agreement to continue to seek stockholder approval of this matter on the terms described under “Proposal No. 1 — Merger Conversion Proposal — Potential Effects of the Merger Conversion Proposal” above.

Interests of Certain Persons in the Proposal

Mr. Crutcher has an interest in the Director Ratification Proposal as a result of his service as a director, the compensation and other arrangements described above, his beneficial ownership of 518,331 shares, or approximately 1.6% of the Common Stock outstanding as of the Record Date, and his Lock-up Agreement, which restricts transfers of shares held on the Closing Date for 180 days, subject to its terms. Assuming the approval of each of Proposal Nos. 1 through 3, Mr. Crutcher would beneficially own 28,788,903 shares, or approximately 8.0% of the Common Stock, as further described under “Illustrative Post-Special Meeting Ownership.” The Company’s other directors and executive officers also have interests in the Director Ratification Proposal to the extent of their ownership of Common Stock and securities convertible into or exercisable for Common Stock and their Lock-up Agreements, which restrict transfers of shares held on the Closing Date for 180 days, subject to their terms.

Vote Required

The approval of the Director Ratification Proposal requires the affirmative vote of a majority of the shares of our Common Stock present in person or by remote communication, if applicable, or represented by proxy at the Special Meeting and entitled to vote thereon. Stockholder abstentions are considered shares present and entitled to vote on this proposal and thus will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PATRICK CRUTCHER TO THE BOARD OF DIRECTORS.

PROPOSAL NO. 4
ADJOURNMENT PROPOSAL

Background of and Rationale for the Adjournment Proposal

The Board believes that, if the number of votes cast in favor of the Merger Conversion Proposal, the PIPE Conversion Proposal or the Director Ratification Proposal is insufficient to approve that proposal, it is in the best interests of the stockholders to enable the Board to continue seeking the required votes.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting or any adjournment thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, or any adjourned session, to use additional time to solicit proxies in favor of the Merger Conversion Proposal, the PIPE Conversion Proposal and the Director Ratification Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority of the votes cast on any of Proposal Nos. 1 through 4 would be cast against such proposal, we could adjourn the Special Meeting without a vote on any such proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the applicable proposal.

If it is necessary or appropriate (as determined in good faith by the Board) to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders under Delaware law, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Interests of Certain Persons in the Proposal

We do not believe that our officers or directors have interests in Proposal No. 4 that are different from or greater than those of any other of our stockholders.

Vote Required

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares of our Common Stock present in person or by remote communication, if applicable, or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE MERGER CONVERSION PROPOSAL, THE PIPE CONVERSION PROPOSAL OR THE DIRECTOR RATIFICATION PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Pre-Special Meeting Ownership

The following table sets forth information about the beneficial ownership of our Common Stock as of September 28, 2026, for:

•        each person or group known to us who beneficially owns more than 5% of our Common Stock;

•        each of our directors;

•        each of our named executive officers; and

•        all of our directors and executive officers as a group.

Each stockholder’s percentage ownership is based on 33,274,561 shares of our Common Stock outstanding as of September 28, 2026. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common Stock subject to options that are currently exercisable or exercisable within 60 days of September 28, 2026 is deemed to be outstanding and beneficially owned by the person holding the options. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all Common Stock shown as beneficially owned by the stockholder.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Jasper Therapeutics, Inc., 2200 Bridge Pkwy Suite #102, Redwood City, CA 94065. Except as stated in the footnotes below, none of the stockholders or their affiliates, officers, directors and principal equity holders have held any position or office or have had any material relationship with us or our affiliates within the past three years.

Name of Beneficial Owner	Number of Shares	Percent of Class
5% Stockholders:
MCN HOLDCO LLC(1)	2,690,849	8.1%
Velan Capital Management LLC and Affiliates(2)	3,349,547	9.9%

Directors and Named Executive Officers:
Jeet Mahal(3)	166,430	*	%
Herb Cross(4)	116,874	*	%
Ronald Martell(5)	74,118	*	%
Edwin Tucker, M.D.(6)	1,540	*	%
Svetlana Lucas, Ph.D.(7)	56,562	*	%
Patrick Crutcher(8)	518,331	1.6%
Tom Wiggans(9)	110,250	*	%
Judith Shizuru, M.D. Ph.D.(10)	240,021	*	%
Kurt von Emster(11)	29,621	*	%
All current directors and executive officers as a group (10 persons)(12)	1,324,967	3.9%

____________

*        Denotes less than one percent.

(1)      Consists of 2,690,849 shares that MCN Holdco LLC (“MCN”) has the right to receive pursuant to the Merger Agreement. At the effective time of the Merger, MCN’s Kira equity securities were automatically canceled and converted into the right to receive such shares. MCN has not yet completed the exchange procedures contemplated by Section 1.8(b) of the Merger Agreement.

(2)     Consists of: (i) 2,364,776 shares directly beneficially owned by Velan Capital Master Fund LP (“Velan Master”), (ii) 41,152 shares directly beneficially owned by Velan Horizon Fund LP (“Velan Horizon”), (iii) 243,563 shares directly beneficially owned by Avego Healthcare Capital, L.P. (“Avego Fund”), and (iv) an aggregate of up to 714,152 shares issuable upon exercise of common warrants held by Velan Master and Velan Horizon that are exercisable within 60 days of September 28, 2026 (“Common Warrants”). Excludes an aggregate of 520,415 shares of common stock issuable upon exercise of the Common Warrants that are otherwise exercisable within 60 days of September 28, 2026 but are subject to a 9.99% beneficial ownership blocker provision. Velan Capital Holdings LLC (“Velan GP”), as the general partner of Velan Master, may be deemed to beneficially own the 3,037,776 shares and Common Warrants owned by Velan Master. Velan Horizon GP LLC (“Velan Horizon GP”), as the general partner of Velan Horizon, may be deemed to beneficially own the 82,008 shares and Common Warrants owned by Velan Horizon. Avego Healthcare Capital Holdings, LLC (“Avego GP”), as the general partner of Avego Fund, may be deemed to beneficially own the 243,563 shares beneficially owned by Avego Fund. Avego Management, LLC (“Avego Management”), as the co-investment manager of Avego Fund, may be deemed to beneficially own the 243,563 shares beneficially owned by Avego Fund. Velan Capital Investment Management LP (“Velan Capital”), as the investment manager of each of Velan Master and Velan Horizon and co-investment manager of Avego Fund, may be deemed to beneficially own the 3,363,347 shares and Common Warrants beneficially owned in the aggregate by Velan Master, Velan Horizon and Avego Fund. Velan Capital Management LLC (“Velan IM GP”), as the general partner of Velan Capital, may be deemed to beneficially own the 3,363,347 shares and Common Warrants beneficially owned in the aggregate by Velan Master, Velan Horizon and Avego Fund. Adam Morgan, as the Chief Investment Officer of Velan Capital and a Managing Member of each of Velan GP, Velan Horizon GP and Velan IM GP, may be deemed to beneficially own the 3,363,347 shares and Common Warrants beneficially owned in the aggregate by Velan Master, Velan Horizon and Avego Fund. Balaji Venkataraman, as the Managing Member of each of Avego GP and Avego Management and a Managing Member of each of Velan GP, Velan Horizon GP and Velan IM GP, may be deemed to beneficially own the 3,363,347 shares and Common Warrants beneficially owned in the aggregate by Velan Master, Velan Horizon and Avego Fund. Each of Velan Master, Velan Horizon, Avego Fund, Velan GP, Velan Horizon GP, Avego GP, Avego Management, Velan Capital, Velan IM GP, Mr. Morgan and Mr. Venkataraman disclaims beneficial ownership of the securities reported herein that he or it does not directly own. The address of the principal office of Velan Master is 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands, and the address for each of the other entities and individuals is 100 North Main Street, Suite 301, Alpharetta, Georgia 30009. Information in this footnote is based solely on a Schedule 13G jointly filed by Velan Master, Velan Horizon, Avego Fund, Velan GP, Velan Horizon GP, Avego GP, Avego Management, Velan Capital, Velan IM GP, Mr. Morgan and Mr. Venkataraman on August 17, 2026.

(3)      Consists of (i) 25,009 shares held directly, and (ii) 141,421 shares issuable upon exercise of options exercisable within 60 days of September 28, 2026.

(4)      Consists of 116,874 shares issuable upon exercise of options exercisable within 60 days of September 28, 2026.

(5)      Mr. Martell’s employment with us terminated effective January 5, 2026. Consists solely of 74,118 shares held directly.

(6)      Dr. Tucker’s employment with us terminated effective August 1, 2025. Consists solely of 1,540 shares held directly.

(7)      Consists of (i) 20,000 shares held directly, (ii) 16,562 shares issuable upon exercise of options exercisable within 60 days of September 28, 2026 and (iii) 20,000 shares issuable upon exercise of warrants exercisable within 60 days of September 28, 2026.

(8)      Consists of 518,331 shares held directly.

(9)      Consists of (i) 46,000 shares held directly, (ii) 23,250 shares issuable upon exercise of options exercisable within 60 days of September 28, 2026 and (iii) 41,000 shares issuable upon exercise of warrants exercisable within 60 days of September 28, 2026.

(10)    Consists of (i)156,901 shares held directly, (ii) 42,120 shares issuable upon exercise of options exercisable within 60 days of September 28, 2026 and (iii) 41,000 shares issuable upon exercise of warrants exercisable within 60 days of September 28, 2026.

(11)    Consists of (i) 2,117 shares held directly, and (ii) 27,504 shares issuable upon exercise of options exercisable within 60 days of September 28, 2026.

(12)    Comprised of shares included under “Directors and Named Executive Officers” other than Mr. Martell and Dr. Tucker as neither is currently an executive officer.

Illustrative Post-Special Meeting Ownership

The following table sets forth information about the beneficial ownership of our Common Stock as of September 28, 2026, assuming that each of Proposal Nos. 1 through 3 is approved by the stockholders at the Special Meeting, for:

•        each person or group known to us who beneficially owns more than 5% of our Common Stock;

•        each of our directors;

•        each of our named executive officers; and

•        all of our directors and executive officers as a group.

Each stockholder’s percentage ownership is based on 365,122,130 shares of our Common Stock, consisting of (i) 33,274,561 shares of our Common Stock outstanding as of September 28, 2026 and (ii) 331,847,569 shares of Common Stock issuable upon the Automatic Conversion of the Preferred Stock outstanding as of September 28, 2026, but excluding 251,031,220 shares of Common Stock issuable upon the conversion of the Preferred Stock which remain subject to a beneficial ownership blocker. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common Stock subject to options that are currently exercisable or exercisable within 60 days of September 28, 2026 is deemed to be outstanding and beneficially owned by the person holding the options. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all Common Stock shown as beneficially owned by the stockholder.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Jasper Therapeutics, Inc., 2200 Bridge Pkwy Suite #102, Redwood City, CA 94065. Except as stated in the footnotes below, none of the stockholders or their affiliates, officers, directors and principal equity holders have held any position or office or have had any material relationship with us or our affiliates within the past three years.

Name of Beneficial Owner	Number of Shares	Percent of Class
5% Stockholders:
MCN HOLDCO LLC(1)	35,956,719	9.9%

Directors and Named Executive Officers:
Jeet Mahal(2)	166,430	*	%
Herb Cross(3)	116,874	*	%
Ronald Martell(4)	74,118	*	%
Edwin Tucker, M.D.(5)	1,540	*	%
Svetlana Lucas, Ph.D.(6)	56,562	*	%
Patrick Crutcher(7)	28,788,903	8.0%
Tom Wiggans(8)	110,250	*	%
Judith Shizuru, M.D. Ph.D.(9)	240,021	*	%
Kurt von Emster(10)	29,621	*	%
All current directors and executive officers as a group (10 persons)(11)	31,231,132	8.6%

____________

*        Denotes less than one percent.

(1)      Consists of (i) 2,690,849 shares of Common Stock and (ii) 33,265,870 shares of Common Stock issuable upon the Automatic Conversion of 2,405,953 shares of Preferred Stock, subject to a Beneficial Ownership Limitation of 9.99% of the outstanding Common Stock. Excludes 113,497,263 shares of Common Stock issuable upon the Automatic Conversion of 2,405,953 shares of Preferred Stock that would result in the issuance of shares of Common Stock in excess of the applicable Beneficial Ownership Limitation.

(2)      Consists of (i) 25,009 shares held directly and (ii) 141,421 shares issuable upon exercise of options exercisable within 60 days of September 28, 2026.

(3)      Consists of 116,874 shares issuable upon exercise of options exercisable within 60 days of September 28, 2026.

(4)      Mr. Martell’s employment with us terminated effective January 5, 2026. Consists solely of 74,118 shares held directly.

(5)      Dr. Tucker’s employment with us terminated effective August 1, 2025. Consists solely of 1,540 shares held directly.

(6)      Consists of (i) 20,000 shares held directly, (ii) 16,562 shares issuable upon exercise of options exercisable within 60 days of September 28, 2026 and (iii) 20,000 shares issuable upon exercise of warrants exercisable within 60 days of September 28, 2026.

(7)      Consists of (i) 518,331 shares held directly and (ii) 28,270,572 shares of Common Stock issuable upon the Automatic Conversion of 463,452 shares of Preferred Stock.

(8)      Consists of (i) 46,000 shares held directly, (ii) 23,250 shares issuable upon exercise of options exercisable within 60 days of September 28, 2026 and (iii) 41,000 shares issuable upon exercise of warrants exercisable within 60 days of September 28, 2026.

(9)      Consists of (i) 156,901 shares held directly, (ii) 42,120 shares issuable upon exercise of options exercisable within 60 days of September 28, 2026 and (iii) 41,000 shares issuable upon exercise of warrants exercisable within 60 days of September 28, 2026.

(10)    Consists of (i) 2,117 shares held directly and (ii) 27,504 shares issuable upon exercise of options exercisable within 60 days of September 28, 2026.

(11)    Comprised of shares included under “Directors and Named Executive Officers” other than Mr. Martell and Dr. Tucker, as neither is currently an executive officer, and shares beneficially owned by the Company’s other current executive officers who are not individually listed in the table.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Special Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement or other Special Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers, banks or other agents with account holders who are our stockholders will be “householding” our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement, please notify your broker, bank or other agent, notify our Corporate Secretary at (650) 549-1400 or send a written request to: Corporate Secretary at Jasper Therapeutics, Inc., 2200 Bridge Pkwy Suite #102, Redwood City, CA 94065. Stockholders who currently receive multiple copies of the Proxy Statement at their addresses and would like to request “householding” of their communications should contact their broker, bank or other agent.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed reports, proxy statements and other information with the SEC. The SEC maintains a website that contains the reports, proxy statements and other information we file electronically with the SEC. The address of the SEC website is http://www.sec.gov.

You may request, and we will provide at no cost, a copy of these filings, including any exhibits to such filings, by writing or telephoning us at the following address: Corporate Secretary at Jasper Therapeutics, Inc., 2200 Bridge Pkwy Suite #102, Redwood City, CA 94065. You may also access these filings at our web site under the investor relations link at https://ir.jaspertherapeutics.com.

OTHER MATTERS

Our Board does not know of any other matters to be presented at the Special Meeting. If any additional matters are properly presented at the Special Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Special Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Redwood City, CA

[__], 2026

Appendix A

UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

JASPER THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

As of June 30, 2026

For the Six Months Ended June 30, 2026 and the Year Ended December 31, 2025

(Unaudited)

Introduction

On July 16, 2026, Jasper Therapeutics, Inc. (the “Company” or “Jasper”) acquired Kira Pharmaceuticals (“Kira”), a Cayman Islands exempted company, in accordance with the terms of the Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Kira Holdco Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Kira. Pursuant to the Merger Agreement, Kira merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”).

Under the terms of the Merger Agreement, following the closing of the Merger (the “Closing”), the Company issued to the shareholders of Kira an aggregate of (i) 5,195,009 shares (the “Merger Shares”) of voting common stock of the Company, par value $0.0001 per share (the “Common Stock”), and (ii) 4,644,977 shares of non-voting convertible preferred stock of the Company, par value $0.0001 per share (the “Preferred Stock”), each share of which is convertible into 61 shares of Common Stock, subject to certain conditions. Additionally, each option to purchase Kira ordinary shares was assumed by the Company and was converted into options to purchase an aggregate of 392,791 shares of Common Stock and an aggregate of 351,201 shares of Preferred Stock. Additionally, a total of 254,462 shares of Preferred Stock were issued to the holders of Company SAFEs (as defined in the Merger Agreement).

Concurrently with the execution of the Merger Agreement, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to sell an aggregate of 4,655,951 shares of Preferred Stock (the “PIPE Securities”) for an aggregate purchase price of approximately $132.0 million (the “Financing”). The Financing closed on July 20, 2026.

Pursuant to the Merger Agreement and the Purchase Agreement, the Company will hold a shareholders’ meeting to submit the following matters to its shareholders for their consideration: (i) the approval, in accordance with the rules of The Nasdaq Stock Market LLC, of the conversion of the Preferred Stock issued pursuant to the Merger Agreement and to be issued pursuant to the Purchase Agreement into shares of Common Stock (the “Conversion Proposal”), (ii) the ratification of the appointment of Patrick Crutcher to the Board of Directors of the Company (the “Board”), and (iii) the approval of an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock by an amount sufficient to permit the conversion of all Preferred Stock and PIPE Securities issued or reserved for issuance pursuant to the Merger Agreement and the Purchase Agreement, respectively, into Common Stock in accordance with the terms of the Certificate of Designation (as defined in the Merger Agreement).

Concurrently with the execution of the Purchase Agreement, the Company entered into a Registration Rights Agreement with the Investors, pursuant to which the Company is required to file a resale registration statement with respect to the shares of Common Stock issuable upon conversion of the PIPE Securities within 90 calendar days.

Concurrently with the execution of the Merger Agreement, the Company entered into a contingent value rights agreement (the “CVR Agreement”), pursuant to which each holder of Common Stock of record immediately prior to the Closing is entitled to one (1) contractual contingent value right (each, a “CVR”) for each share of Common Stock held. Each CVR entitles the holder to receive a pro-rata portion of $30.0 million if the United States Food and Drug Administration issues a Priority Review Voucher (as defined in the CVR Agreement) in connection with briquilimab on or prior to December 31, 2028.

On July 13, 2026, Kira entered into a License Agreement with Mirador Therapeutics, Inc. (“Mirador”), pursuant to which Kira granted Mirador an exclusive, worldwide, royalty-bearing license to KP-301 and KP-402 (the “Mirador License Agreement”). Under the terms of the Mirador License Agreement, Mirador agreed to pay Kira an upfront payment of $12.0 million and a payment of $8.0 million upon delivery of drug substance and compound to Mirador, as well as potential development milestone payments of up to $108.5 million, commercial milestone payments of up to $350.0 million, and tiered royalties. The Mirador License Agreement was entered into in contemplation of the Merger and the Financing, and Mirador participated as an investor in the Financing. The Company acquired the rights and receivables under the Mirador License Agreement as part of the Merger. As the Mirador License Agreement was entered into on July 13, 2026, after the date of the historical Kira balance sheets included in this filing, the pro forma financial information gives effect to the Mirador License Agreement as a transaction adjustment.

The following unaudited pro forma condensed combined financial information of the Company is presented to illustrate the estimated effects of (1) the Merger, (2) the Financing, (3) the CVR Agreement and (4) the Mirador License Agreement.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 combines the historical consolidated balance sheet of the Company and the historical consolidated balance sheet of Kira, giving effect to the Merger, the Financing, the CVR distribution and the Mirador License Agreement as if they had occurred on June 30, 2026. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and the year ended December 31, 2025 combine the historical statements of operations of the Company and Kira, giving effect to the Merger, the Financing, the CVR distribution and the Mirador License Agreement as if they had occurred on January 1, 2025.

The unaudited pro forma condensed combined financial information should be read in conjunction with the following historical consolidated financial statements and notes:

•        the audited consolidated financial statements of the Company as of December 31, 2025 and for the year then ended included in the Annual Report on Form 10-K for the year ended December 31, 2025;

•        the unaudited consolidated financial statements of the Company as of and for the six months ended June 30, 2026 included in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2026;

•        the audited financial statements of Kira as of December 31, 2025 and 2024 and for the years then ended filed as Exhibit 99.1 to this Current Report on Form 8-K/A; and

•        the unaudited financial statements of Kira as of and for the six months ended June 30, 2026 filed as Exhibit 99.2 to this Current Report on Form 8-K/A.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the SEC on May 20, 2020, and presents the historical financial position and results of operations of the Company and Kira, adjusted to give effect to (i) the Merger, (ii) the Financing, (iii) the CVR distribution and (iv) the Mirador License Agreement, described in the notes below.

The unaudited pro forma condensed combined financial information is presented for illustrative and informational purposes only and is based upon available information and assumptions made by management that we believe are reasonable. Actual adjustments may differ materially. The pro forma financial information does not purport to represent what the results of operations would have been had these transactions actually occurred on the dates indicated, nor does it purport to project results for any future period. The pro forma financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings.

JASPER THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2026

(in thousands, except share data)

	Jasper Historical	Kira Historical	Merger Related Transaction Adjustments	Other Transaction Adjustments	Note 4	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$7,314	$10,685	$124,829	$—	(A)	$142,828
Mirador receivable	—	—	—	12,000	(E)	12,000
Material deliverable to Mirador	—	—	—	7,995	(J)	7,995
Restricted cash, current	417	—	—	—		417
Prepaid expenses and other current assets	3,840	576	—	—		4,416
Total current assets	11,571	11,261	124,829	19,995		167,656

Property and equipment, net	60	8	—	—		68
Operating lease right-of-use assets	128	25	—	—		153
Other non-current assets	43	351	—	—		394
Total assets	$11,802	$11,645	$124,829	$19,995		$168,271

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	2,778	4,232	—	—		7,010
Accrued expenses and other current liabilities	4,797	737	—	1,500	(K)	8,375
			1,341		(L)
Current portion of operating lease liabilities	270	28	—	—		298
SAFE liabilities	—	7,214	(7,214)	—	(H)
Total current liabilities	7,845	12,211	(5,873)	1,500		15,683

Warrant liability	2,544	—	—	—		2,544
CVR obligation	—	—	1,900	—	(I)	1,900
Other non-current liabilities	—	1,294	—	—		1,294
Total liabilities	10,389	13,505	(3,973)	1,500		21,421

Commitments and contingencies
Convertible Preferred Stock	—	—	124,829	—	(A)	263,742
			120,418	—	(B)
				18,495	(F)
Options for convertible preferred stock	—	—	4,654	—	(G)	4,654
Total Convertible Preferred Stock	—	—	249,901	18,495		268,396

JASPER THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (Continued)

As of June 30, 2026

(in thousands, except share data)

	Jasper Historical	Kira Historical	Merger Related Transaction Adjustments	Other Transaction Adjustments	Note 4	Pro Forma Combined
Stockholders’ equity (deficit):
Preferred stock	—	37	(37)	—	(H)	—
Common stock	3	276	(276)	—	(H)	4
			1	—	(C)
Additional paid-in capital	322,014	181,979	(181,979)	—	(H)	324,219
			4,020	—	(C)
			(1,900)		(I)
			85	—	(G)
Accumulated deficit	(320,604)	(184,172)	184,172	—	(H)	(445,769)
			(125,165)	—	(D)
Accumulated other comprehensive income	—	20	(20)	—	(H)	—
Total stockholders’ equity (deficit)	1,413	(1,860)	(121,099)	—		(121,546)

Total liabilities, mezzanine equity and stockholders’ equity (deficit)	$11,802	$11,645	$124,829	$19,995		$168,271

JASPER THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2025

(in thousands, except share and per share data)

	Jasper Historical	Kira Historical	Merger Related Transaction Adjustments		Other Transaction Adjustments	Note 4	Pro Forma Combined
Operating expenses:
Acquired in-process research and development	$—	$—		$125,165		(D)	$126,665
					1,500	(K)
Research and development	63,104	909		—			64,013
General and administrative	20,779	1,501		—			22,280
Total operating expenses	83,883	2,410		125,165	1,500		212,958
Loss from operations	(83,883)	(2,410)		(125,165)	(1,500)		(212,958)

Other income (expense):
Interest income (expense), net	1,741	—		—			1,741
Change in fair value of warrant liability	8,528	—		—			8,528
Gain on accounts payable settlement	—	2,027		—			2,027
Loss from issuance and remeasurement of convertible note at fair value	—	(3,950)		—			(3,950)
Other income (expense), net	(2,187)	220		—			(1,967)
Provision for income taxes	—	(258)		—		(M)	(258)
Total other income (expense), net	8,082	(1,961)		—	—		6,121

Net loss	$(75,801)	$(4,371)		$(125,165)	(1,500)		$(206,837)

Other comprehensive loss
Foreign currency translation adjustment, net of tax	—	(416)		—	—		(416)
Total comprehensive loss	$(75,801)	$(4,787)		$(125,165)	(1,500)		$(207,253)

Net loss per share attributable to common stockholders, basic and diluted	$(3.95)		$				$(0.34)

Weighted average shares outstanding, basic and diluted	19,168,110					(N)	607,242,129

JASPER THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2026

(in thousands, except share and per share data)

	Jasper Historical	Kira Historical	Merger Related Transaction Adjustments		Note 4	Pro Forma Combined
Operating expenses:
Research and development	$10,949	$1,187		$—		$12,136
General and administrative	9,210	1,253		—		10,463
Acquired in-process research and development expense	—	139		—		139
Total operating expenses	20,159	2,579		—		22,738
Loss from operations	(20,159)	(2,579)		—		(22,738)

Other income, net:
Interest income	246	—		—		246
Change in fair value of warrant liability	13,620	—		—		13,620
Gain on accounts payable settlement	—	1,327		—		1,327
Loss on issuance of SAFEs	—	(2,164)		—		(2,164)
Other income, net	2,359	85		—		2,444
Provision for income taxes	—	(87)		—	(M)	(87)
Total other income, net	16,225	(839)		—		15,386

Net loss	$(3,934)	$(3,418)		$—		(7,352)

Other comprehensive loss
Foreign currency translation adjustment, net of tax	—	(151)		—		(151)
Total comprehensive loss	$(3,934)	$(3,569)		$—		$(7,503)

Net loss per share attributable to common stockholders, basic and diluted	$(0.14)		$			$(0.01)

Weighted average shares outstanding, basic and diluted	28,696,937				(N)	616,771,573

NOTE 1 — DESCRIPTION OF TRANSACTIONS

Merger Related Transactions

Merger Transaction

On July 16, 2026, Jasper Therapeutics, Inc. (the “Company” or “Jasper”) acquired Kira Pharmaceuticals (“Kira”) in accordance with the terms of the Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Kira merged with and into the Company (the “Merger”). The Company issued to the shareholders of Kira an aggregate of (i) 5,195,009 shares of Common Stock and (ii) 4,644,977 shares of Preferred Stock as merger consideration. Each option to purchase Kira ordinary shares was assumed and converted into options to purchase an aggregate of 392,791 shares of Common Stock and an aggregate of 351,201 shares of Preferred Stock. A total of 254,462 shares of Preferred Stock were issued to the holders of Company SAFEs.

Financing

Concurrently with the execution of the Merger Agreement, the Company entered into the Purchase Agreement, pursuant to which the Company agreed to sell an aggregate of 4,655,951 shares of Preferred Stock for an aggregate cash purchase price of approximately $132.0 million.

Contingent Value Rights

Concurrently with the execution of the Merger Agreement, the Company entered into a contingent value rights agreement (the “CVR Agreement”), pursuant to which each holder of Common Stock of record immediately prior to the closing of the Merger is entitled to one (1) contingent value right (each, a “CVR”), for each share of Common Stock held. Each CVR entitles the holder to receive a pro-rata portion of $30.0 million if the United States Food and Drug Administration issues a Priority Review Voucher in connection with briquilimab on or prior to December 31, 2028.

Other Transactions

Mirador License Agreement

On July 13, 2026, Kira entered into a License Agreement with Mirador Therapeutics, Inc. (“Mirador”), pursuant to which Kira granted Mirador an exclusive, worldwide, royalty-bearing license to KP-301 and KP-402 (the “Mirador License Agreement”). Under the terms of the Mirador License Agreement, Mirador agreed to pay Kira (i) an upfront payment of $12.0 million and (ii) $8.0 million upon delivery of drug substance and compound to Mirador, as well as potential development milestone payments of up to $108.5 million, commercial milestone payments of up to $350.0 million, and tiered royalties (the “Mirador Contingent Rights”).

University of Pennsylvania License Agreement Amendment

On July 9, 2026, Kira executed the Third Amendment to the License Agreement (the “Third Amendment”) pursuant to the license agreement between Kira and The Trustees of the University of Pennsylvania (the “Penn License Agreement”). The terms of the Penn License Agreement and the Third Amendment include a fee under certain events defined as a change of control of Kira (the “Change in Control Fee”). Third Amendment established a minimum Change of Control Fee of $1.5 million. The Merger qualifies as a change of control as defined in the Third Amendment.

NOTE 2 — BASIS OF PRESENTATION

The Merger is accounted for as an asset acquisition by the Company of Kira under ASC 805, Business Combinations. The Company performed an initial screen test under ASC 805-10-55-5A and concluded the screen test was not met as gross assets acquired included, in addition to IPR&D programs, the rights to receive an upfront fee and a payment for materials deliverable to Mirador pursuant to the Mirador License Agreement, which constitute separately identifiable financial assets not similar to the IPR&D programs. Because the screen test was not met, a full assessment was performed under ASC 805-10-55-5D. The Company concluded that the acquired set did not include the substantive processes or assembled workforce capable of producing outputs. Accordingly, the Merger is accounted for as an asset acquisition under ASC 805-50. No goodwill is recognized. Acquired IPR&D that has no alternative future use is expensed at the acquisition date in accordance with ASC 730-10-25-1.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 combines the historical consolidated balance sheet of the Company and the historical consolidated balance sheet of Kira, giving effect to the Merger, the Financing, the CVR distribution and the Mirador License Agreement as if they had occurred on June 30, 2026. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and the year ended December 31, 2025 combine the historical statements of operations of the Company and Kira, giving effect to the Merger, the Financing, the CVR distribution and the Mirador License Agreement as if they had occurred on January 1, 2025.

The adjustments attributable to the Merger, the Financing and the CVR’s (the “Merger Related Transaction Adjustments”) and the adjustments attributable to the Mirador License Agreement (the “Other Transaction Adjustments”), collectively (the “pro forma adjustments”), are based on currently available information and assumptions the Company believes are reasonable and are considered preliminary. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Merger based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The pro forma adjustments do not reflect any anticipated synergies, operating efficiencies or cost savings that may result from the Merger and integration costs that may be incurred.

NOTE 3 — ESTIMATED CONSIDERATION AND PRELIMINARY PURCHASE PRICE ALLOCATION

The estimated fair value of the consideration transferred was approximately $149.0 million, inclusive of the estimated Company transaction costs in connection with the Merger is summarized as follows (in thousands):

Amounts
Common stock	$4,021
Preferred stock	138,913
Assumption of Kira options	4,739
Estimated transaction costs	1,341
Total consideration transferred	$149,014

The preliminary estimated fair value consideration was based on the (i) common shares issued, multiplied by $0.774 which represents the closing price as reported on the Nasdaq Capital Market on July 16, 2026, (ii) the aggregate preferred shares issued (as converted to common shares), multiplied by $0.465 which represents the as converted price from the Financing, (iii) the estimated fair value of the Kira stock options exchanged for stock options of the Company and (iv) the estimated transaction costs.

The preliminary allocation of consideration to net assets acquired, based upon the Kira balance sheet as of the Closing Date, is as follows (in thousands):

(in thousands)	Amount
Assets acquired:
Cash and cash equivalents	$10,685
Mirador receivable	12,000
Material deliverable to Mirador	7,995
Prepaid expenses and other current assets	576
Property and equipment and other non-current assets	384
Liabilities assumed:
Accounts payable, accrued liabilities and other liabilities	(6,291)
Penn change in control fee	(1,500)
Acquired in-process research and development (IPR&D)	125,165
Total consideration transferred	$149,014

The above allocation of the purchase price is based upon certain preliminary valuations and other analyses that have not been completed as of the date of this filing. Any changes in the estimated fair values of the net assets recorded for this asset acquisition upon the finalization of more detailed analyses of the facts and circumstances that existed at the date of the Merger will change the allocation of the purchase price. As such, the purchase price allocations for the acquisition are preliminary estimates, which are subject to change.

NOTE 4 — TRANSACTION ACCOUNTING ADJUSTMENTS

The pro forma adjustments included in the “Transaction Accounting Adjustments” column are preliminary and represent the Company’s best estimates based on currently available information and assumptions the Company believes are reasonable.

(A)    To record $124.8 million net proceeds associated with the issuance of Preferred Stock under the Purchase Agreement as follows:

Amount
Gross proceeds from Financing	$132,000
Placement agent fees	(6,980)
Other fees	(191)
Net cash pro forma adjustment	$124,829

(B)   To record the issuance of 4,899,439 shares of Preferred Stock as merger consideration, consisting of (i) 4,644,977 shares issued to former shareholders of Kira and (ii) 254,462 shares issued to holders of Company SAFEs, each valued at the Financing price. This adjustment also reflects the elimination of Kira’s historical equity balances, including common stock, additional paid-in capital, accumulated deficit, and accumulated other comprehensive income, as part of the acquisition accounting.

(C)    To record the issuance of 5,195,009 shares of Common Stock to former shareholders of Kira as merger consideration, valued at $0.774 per share, representing the closing price of the Company’s Voting Common Stock as reported on the closing date of the Merger.

(D)    To record the expensing of acquired IPR&D at the acquisition date. The acquired programs, KP-104 (anti-C5 x Factor H bifunctional biologic, and KP-701 (anti-CD79B x CD32B bispecific), have no alternative future use and are expensed per ASC 730-10-25-1.

(E)    To record upfront license fee receivable under the Mirador License Agreement

(F)    To record Merger consideration allocable to the Mirador receivable, the material deliverable to Mirador and the Change in Control Fee liability under the Penn License Agreement.

(G)    In connection with the Merger, the Company assumed all outstanding and unexercised Kira equity options, which were converted into options to purchase an aggregate of (i) 392,791 shares of Common Stock and (ii) 351,201 shares of Preferred Stock (collectively, the “Assumed Options”). The closing-date fair value of the Assumed Options was determined using a Black-Scholes valuation model, utilizing the Merger date closing market price of $0.774 per share.

The total closing-date fair value was allocated between (i) the pre-combination service period, which is included as part of the consideration transferred in the amount of approximately $4.8 million, and (ii) the post-combination service period, which will be recognized as stock-based compensation expense under ASC 718 over the remaining vesting periods. The pre-combination service period portion reflects the closing-date fair value multiplied by the ratio of service completed prior to the acquisition date to the total vesting period for each award.

(H)    To record the elimination of Kira SAFEs and historical equity balances, including common stock, additional paid-in capital, accumulated deficit, and accumulated other comprehensive income settled or extinguished in conjunction with the Merger.

(I)     In connection with the Merger, the Company entered into the CVR Agreement pursuant to which each holder of Common Stock of record immediately prior to the Closing is entitled to one (1) CVR for each share of Common Stock held. Each CVR entitles the holder to receive a pro-rata portion of $30.0 million if the United States Food and Drug Administration issues a Priority Review Voucher in connection with briquilimab on or prior to December 31, 2028. The aggregate fair value of the CVR obligation at the time of the Closing was $1.9 million, which is recognized as a liability with the dividend recognized to additional paid in capital.

(J)     To record the estimated value of physical samples of antibodies, cell lines used to manufacture antibodies, compounds, drug substance and drug product licensed and deliverable to Mirador under the Mirador License Agreement.

(K)    To record the Change in Control Fee under the Penn License Agreement.

(L)    To record direct acquisition costs (legal, accounting, and advisory fees) not yet reflected in the Company’s historical financial statements as of June 30, 2026.

(M)   No pro forma income tax benefit has been recognized on the net loss generated by the transaction accounting adjustments. The Company maintains a full valuation allowance against its deferred tax assets, as it is not more likely than not that those assets will be realized. Accordingly, no deferred tax benefit arising from the acquired IPR&D charge, transaction costs, CVR distribution, or other pro forma adjustments has been recorded. The effective tax rate on the pro forma combined results is zero for this reason.

(N)    The pro forma basic and diluted loss per share reflect the pro forma comprehensive net loss for each period presented and assume that all shares of Common Stock and Preferred Stock issued in connection with the Merger and the Financing were outstanding for the entirety of all periods presented.

The Company applies the two-class method of computing loss per share. The Series A Non-Voting Convertible Preferred Stock carries no liquidation preference, participates in dividends only on an as-if-converted basis when dividends are declared on Common Stock, and participates equally with Common Stock on an as-converted basis. Accordingly, the Preferred Stock is treated as a second class of common stock, net loss is allocated proportionally between classes, and loss per share is identical for both classes on a per-common-equivalent basis. The following table sets forth the pro forma adjustment to the weighted-average shares outstanding used in the calculation.

	Six Months Ended June 30, 2026	Year Ended December 31, 2025
Numerator:
Pro forma comprehensive net loss	$(7,503)	$(207,253)

Denominator:
Common Stock:
Historical Jasper weighted average shares	28,697	19,168
Common Stock issued to Kira shareholders	5,195	5,195
Total weighted average Common Stock	33,892	24,363

Preferred Stock (as-converted to Common Stock equivalents):
Merger consideration	283,344	283,344
SAFE holder settlement	15,522	15,522
Financing	284,014	284,014
Total weighted average Preferred Stock (as-converted)	582,880	582,880

Total weighted average shares (Common + Preferred, as-converted)	616,772	607,243

Pro forma net loss per share (basic and diluted, per common equivalent):	$(0.01)	$(0.34)

2026 YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK EASY JASPER THERAPEUTICS, INC. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on November [ ], 2026. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. VOTE AT THE MEETING – If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit: https://www.cstproxy.com/ jaspertherapeutics/sms2026MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Please mark your votes like this X PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4. 1. Approval, for purposes of Nasdaq Listing Rules 5635(a) and 5635(b), of the issuance of shares of the Company’s voting common stock, par value $0.0001 per share (the “Common Stock”), upon conversion of the Company’s non-voting convertible preferred stock (the “Preferred Stock”) issued in connection with the acquisition of Kira Pharmaceuticals, Inc. (“Kira”) pursuant to the Agreement and Plan of Merger, dated July 16, 2026, by and among the Company, Kira and Kira Holdco Inc., a Delaware corporation and a wholly owned subsidiary of the Company (the “Merger Conversion Proposal”). 2. Approval, for purposes of Nasdaq Listing Rule 5635(d), of the issuance of shares of Common Stock upon conversion of the Preferred Stock issued to purchasers pursuant to a securities purchase agreement in a private placement transaction (the “PIPE Conversion Proposal”). 3. Ratification of the appointment of Patrick Crutcher to the Company’s board of directors (the “Director Ratification Proposal”). 4. Approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Merger Conversion Proposal, THE PIPE Conversion Proposal or the Director Ratification Proposal. Note: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof. CONTROL NUMBER Signature Signature, if held jointly Date 2026. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. FOR AGAINST ABSTAIN

2026 FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS JASPER THERAPEUTICS, INC. The undersigned appoints Jeet Mahal and Rick Ruiz, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of voting common stock of Jasper Therapeutics, Inc. held of record by the undersigned at the close of business on September 28, 2026 at the Special Meeting of Stockholders of Jasper Therapeutics, Inc. to be held virtually at https://www.cstproxy.com/jaspertherapeutics/sms2026 on [__], November [__], 2026 at 10:00 a.m. Pacific Time, or at any adjournments or postponements thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING, INCLUDING ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THIS PROXY IS GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. (Continued and to be marked, dated and signed on the other side)